Exhibit 4.2

EXECUTION VERSION

MGE POWER ELM ROAD, LLC

______________________________________

COLLATERAL TRUST INDENTURE, SECURITY

AND ASSIGNMENT AGREEMENT

______________________________________

Dated as of February 3, 2010

TABLE OF CONTENTS

SECTION

HEADING

PAGE

ARTICLE 1

DEFINED TERMS

2

Section 1.1.

Special Definitions

2

Section 1.2

Interpretation

7

ARTICLE 2

GRANTING CLAUSE

7

ARTICLE 3

RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS

11

Section 3.1.

Application of Payments when No Payment Event Exists

11

Section 3.2.

Payments During Existence of a Payment Event

11

Section 3.3.

Amounts Held by Trustee

13

Section 3.4.

Allocation of Payments

13

Section 3.5.

Method of Payment to Secured Parties; Trustee as Payment Agent

13

Section 3.6.

Method of Payment to Issuer

14

Section 3.7.

Payments for Which No Application Is Otherwise Provided

14

Section 3.8.

Release of Funds to the Issuer; Indemnity Reimbursement Obligations

14

ARTICLE 4

EVIDENCE OF SECURED PARTIES

15

Section 4.1.

Execution by Secured Parties or Agents

15

Section 4.2.

Future Holders Bound

15

Section 4.3.

Secured Party Register

15

Section 4.4.

Debt Service Payments

16

ARTICLE 5

COVENANTS AND REPRESENTATIONS OF THE ISSUER

16

Section 5.1.

Recordation; Further Assurances

16

Section 5.2.

Priority of Liens

17

Section 5.3.

Opinion Regarding Perfection

17

Section 5.4.

Obligations and Terms Respecting the Facility Lease Agreements

17

Section 5.5.

After-Acquired Property

18

Section 5.6.

Books and Records

18

Section 5.7.

Issuer Information

18

Section 5.8.

Collateral, Security Documents, Liens

18

ARTICLE 6

 REMEDIES UPON DEFAULT

19

Section 6.1.

Default Remedies

19

Section 6.2.

Other Enforcement Rights

19

Section 6.3.

Trustee Action Directed by Required Secured Parties; Revocation of

                                          Direction; Discretionary Actions by Trustee                                             21

Section 6.4.

Effect of Sale, Etc

21

-i-

Section 6.5.

Restoration of Rights and Remedies

22

Section 6.6.

Application of Sale Proceeds and Deficiency

22

Section 6.7.

Cumulative Remedies

22

Section 6.8.

Limitations on Suits

23

Section 6.9.

Suits for Principal and Interest

23

Section 6.10.

Waiver by the Issuer

24

Section 6.11.

Sharing

25

Section 6.12.

Fees and Expenses

26

ARTICLE 7

THE TRUSTEE

26

Section 7.1.

Grant of Authority; Acceptance of Appointment; Duties and Responsibilities of the Trustee  26

Section 7.2.

Trustee’s Compensation and Indemnification

28

Section 7.3.

Certain Rights of the Trustee

29

Section 7.4.

Showings Deemed Necessary by the Trustee

31

Section 7.5.

Status of Monies Received

32

Section 7.6.

Resignation of the Trustee

32

Section 7.7.

Removal of the Trustee

32

Section 7.8.

Successor Trustee

32

Section 7.9.

Appointment of Successor Trustee

33

Section 7.10.

Merger or Consolidation of Trustee

33

Section 7.11.

Acceptance of Appointment by Successor Trustee

33

Section 7.12.

Conveyance upon Request of Successor Trustee

34

Section 7.13.

Co-Trustees and Additional Trustees

34

Section 7.14.

Trustee’s Representations and Warranties

35

ARTICLE 8

AMENDMENTS AND WAIVERS

36

Section 8.1.

Supplemental Indentures Without Secured Parties’ Consent

36

Section 8.2.

Amendments and Waivers With Secured Parties’ Consent

36

Section 8.3.

Notice of Amendment or Waiver

37

Section 8.4.

Solicitation of Secured Parties

37

Section 8.5.

Opinion of Counsel Conclusive as to as to Amendments and Waivers

37

Section 8.6.

Effect of Amendments and Waivers

38

Section 8.7.

Amendments to Recorded Documents and Instruments

38

ARTICLE 9

SATISFACTION AND DISCHARGE; UNCLAIMED MONIES

38

Section 9.1.

Satisfaction and Discharge of Agreement

38

Section 9.2.

Return of Unclaimed Monies

39

ARTICLE 10

MISCELLANEOUS

39

Section 10.1.

Successors and Assigns

39

Section 10.2.

Partial Invalidity

40

Section 10.3.

Communications

40

-ii-

Section 10.4.

Governing Law; Submission to Jurisdiction

41

Section 10.5.

Counterparts

41

Section 10.6.

Headings, Etc.; Gender

41

Section 10.7.

Amendments

41

Section 10.8.

Benefits of Agreement Restricted to Parties

41

Section 10.9.

Waiver of Notice

41

Section 10.10.

Joinder

42

Section 10.11.

Additional Financing Statements

42

Section 10.12.

Directly or Indirectly

42

Section 10.13.

Exhibits, Annexes and Sections

42

Section 10.14.

Officers’ Certificate and Opinions of Counsel; Statements to be Contained Therein  42

Section 10.15.

No Oral Agreements

43

Section 10.16.

Exculpation Provisions

43

Section 10.17.

Trustee Not Engaging in a Trade or Business

44

Section 10.18.

Non-Recourse

44

Section 10.19.

Jurisdiction and Process; Waiver of Jury Trial

44

Signature

46

-iii-

ANNEX A — Form of Joinder to Indenture

SCHEDULE 5.8 — Security Interest Filings and Recordings

EXHIBIT A — Legal Description of Elm Road Site

-iv-

COLLATERAL TRUST INDENTURE, SECURITY

AND ASSIGNMENT AGREEMENT

THIS COLLATERAL TRUST INDENTURE, SECURITY AND ASSIGNMENT AGREEMENT (this “Indenture”), dated as of February 3, 2010, is made by and among MGE POWER ELM ROAD, LLC, a Wisconsin limited liability company (the “Issuer”), the Secured Parties from time to time party hereto and U.S. Bank National Association, a national banking association, as collateral trustee on behalf of the Secured Parties (the “Trustee”).  Capitalized terms used in this Indenture have the meanings ascribed to them in Article 1 (unless elsewhere defined herein).

RECITALS:

WHEREAS, the Issuer owns an undivided interest in each of the Unit 1 Facility and the Unit 2 Facility as evidenced by, and subject to the terms of, the Ownership Agreements;

WHEREAS, pursuant to the Facility Lease Agreements, the Issuer has leased to MGE its interest in each of the Unit 1 Facility and the Unit 2 Facility;

WHEREAS, the Issuer has entered into the Note Purchase Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) with the several Purchasers named in Schedule A thereto (together with their permitted successors and assigns, the “Initial Holders”) pursuant to which the Issuer is, among other things, selling to the Initial Holders and the Initial Holders are purchasing from the Issuer, the Series A Notes;

WHEREAS, the Issuer will use the proceeds from the sale and the issuance of the Series A Notes to finance or refinance the Issuer’s portion of the cost of the development and construction of the Facilities, including repaying its parent, MGE Power LLC, a portion of the outstanding principal balance of, and the accrued but unpaid interest, on the Intercompany Loans, evidenced by the Intercompany Note;

WHEREAS, pursuant to Section 10.1(b) of the Note Purchase Agreement, the Issuer may incur additional Indebtedness to finance any remaining development and construction costs related to the Facilities, which additional Indebtedness may be in the form of (i) the issuance of Additional Notes to Additional Purchasers under the terms of the Note Purchase Agreement or (ii) other loans and other extensions of credit made by, or notes or other Indebtedness (collectively, the “Other Secured Loans”) issued to, one or more bank lenders or other financial institutions (each such lender or other financial institution is referred to herein as an “Other Secured Lender”, and collectively, all such Persons are the “Other Secured Lenders”, and, together with the Initial Holders and Additional Purchasers, the “Secured Parties”);

WHEREAS, pursuant to Section 10.10 of this Indenture, any such Additional Purchasers or Other Secured Lenders wishing to obtain rights in the Collateral and otherwise to be entitled to the benefits of this Indenture and the other Security Documents is required to enter into a Joinder to this Indenture;

WHEREAS, to secure the Issuer’s obligations with respect to the Series A Notes and Additional Notes or Other Secured Loans, if any, the Secured Parties are requiring that (i) the Issuer enter into this Indenture pursuant to which the Issuer will, among other things, collaterally assign in favor of the Trustee all of its right, title and interest in the Facility Lease Agreements (collectively, the “Lease Documents”) and the Collection Account and appoint the Trustee as collateral trustee for and on behalf of the Secured Parties, all as more specifically set forth herein, (ii)  MGE enter into the Consent in order to consent to and acknowledge the rights of the Trustee and the Secured Parties in the Lease Documents granted to them pursuant to the Security Documents and (iii) MGE Power LLC enter into the Subordination Agreement pursuant to which MGE Power LLC will agree to subordinate the payment of the Intercompany Loans to the payment of the Secured Obligations, all as described therein; and

WHEREAS, the Trustee has agreed to act as the collateral trustee under this Indenture and the other Security Documents on behalf of the Secured Parties in accordance with the terms and provisions of this Indenture.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer, the Trustee and the Secured Parties agree as follows:

ARTICLE 1
DEFINED TERMS

Section 1.1.

Definitions.  For purposes of this Indenture, terms denoted with an initial capital letter shall have the respective meanings (a) set forth below, (b) set forth in the Section or other part of this Indenture following such term or (c) provided for in the Section or other part of such other Financing Document as may be referred to immediately following such term:

“Additional Notes” has the meaning ascribed to such term in the Note Purchase Agreement.

“Additional Purchaser” has the meaning ascribed to such term in the Note Purchase Agreement.

“Additional Secured Party” means an Additional Purchaser or an Other Secured Lender executing a Joinder.

“Affiliate” has the meaning ascribed to such term in the Note Purchase Agreement.

 “Bankruptcy Code” has the meaning ascribed to such term in the Note Purchase Agreement.

“Business Day” has the meaning ascribed to such term in the Note Purchase Agreement.

 “Collateral” has the meaning ascribed to such term in Article 2.

“Collection Account” means account no. 136061000 held in the name of the Trustee at U.S. Bank Association entitled “MGE Power Elm Road, LLC Collection Account”.

“Consent” means, collectively, (i) that certain Consent Agreement dated as of even date herewith entered into by and among MGE, the Issuer and the Trustee on behalf of the Secured Parties and (ii) any further consent agreement entered into by and among MGE, the Issuer and the Trustee on behalf of the Secured Parties in connection with the issuance of any Additional Notes or the making of any Other Secured Loans (any such consent agreement being in the form of the Consent Agreement referred to in the preceding clause (i) with such modifications as provided for in Section 7 of such Consent Agreement).

“Debt Portion of Basic Rent” means the portion of any amount of Basic Rent (as such term is defined in the Facility Lease Agreements) that is equal to the sum of (i) the aggregate amount of principal and interest and other amounts payable under the Secured Obligations plus (ii) any amounts payable to the Trustee with respect to its fees and expenses for its services under this Indenture, in each case, due and payable at the time such payment of Basic Rent is paid, provided, if in any month, Basic Rent is paid before the Payment Date occurring during such month, all such amounts due and payable on such Payment Date.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect any of the Notes, Additional Notes or Other Secured Debt, the applicable default rate to be paid or associated with such indebtedness.

“Early Termination” has the meaning ascribed to such term in the Note Purchase Agreement.

“Elm Road Site” has the meaning ascribed to such term in the Note Purchase Agreement.

“Event of Default” means an “Event of Default” as such term is defined in the Note Purchase Agreement and any “Event of Default” for purposes of, and as defined in, the documents executed in connection with the Other Secured Loans.

“Event of Total Loss” has the meaning ascribed to such term in the Note Purchase Agreement.

“Excepted Liens” has the meaning ascribed to such term in the Note Purchase Agreement.

“Facility” and “Facilities” each has the meaning ascribed to such term in the Note Purchase Agreement.

“Facility Interest” and “Facility Interests” each has the meaning ascribed to such term in the Note Purchase Agreement.

“Facility Lease Agreement” and “Facility Lease Agreements” each has the meaning ascribed to such term in the Note Purchase Agreement.

“Financing Documents” (i) with respect to the Notes, has the meaning ascribed to such term in the Note Purchase Agreement and (ii) with respect to the Other Secured Loans, means all documents and agreements designated as “Financing Documents” with respect to such Other Secured Loans.

“Governmental Authority” has the meaning ascribed to such term in the Note Purchase Agreement.

“Governmental Requirement(s)” has the meaning ascribed to such term in the Note Purchase Agreement.

“Holder” means a holder of Notes issued pursuant to the Note Purchase Agreement including any Note Supplement.

“Indebtedness” has the meaning ascribed to such term in the Note Purchase Agreement.

“Indemnified Party” has the meaning ascribed to such term in the Note Purchase Agreement.

“Indenture” has the meaning ascribed to such term in the Preamble.

“Initial Holder” has the meaning ascribed to such term in the Preamble.

“Intercompany Loans” has the meaning ascribed to such term in the Note Purchase Agreement.

“Intercompany Note” has the meaning ascribed to such term in the Note Purchase Agreement.

“Issuer” has the meaning ascribed to such term in the Preamble.

“Joinder” means a joinder to this Indenture (substantially in the form of Annex A) executed and delivered by any Additional Purchaser or Other Secured Lender.

“Lease Documents” has the meaning ascribed to such term in the Recitals.

 “Lien” has the meaning ascribed to such term in the Note Purchase Agreement.

“Majority Holders” has the meaning ascribed to such term in the Note Purchase Agreement.

“Maturity Date” has the meaning ascribed to such term in the Note Purchase Agreement.

“MGE” means Madison Gas and Electric Company, a Wisconsin corporation.

“Note Purchase Agreement” has the meaning ascribed to such term in the Recitals.

“Notes” has the meaning ascribed to such term in the Note Purchase Agreement.

“Note Supplement” has the meaning ascribed to such term in the Note Purchase Agreement.

“Other Secured Lender” and “Other Secured Lenders” each has the meaning ascribed to such term in the Recitals.

“Other Secured Loan Agreement” has the meaning ascribed to such term in Article 2.

“Other Secured Loans” has the meaning ascribed to such term in the Recitals.

 “Ownership Agreements” has the meaning ascribed to such term in the Note Purchase Agreement.

“Parent” means MGE Energy, Inc., a Wisconsin corporation.

“Parent Undertaking” has the meaning ascribed to such term in the Note Purchase Agreement.

“Payment Date” means (i) with respect to the Series A Notes, the 25th day of each month in each year, commencing on February 25, 2010 and continuing through the Maturity Date for the Series A Notes, (ii) with respect to any Additional Notes, the date on which interest, principal and/or fees are due and payable with respect to such Additional Notes, (iii) with respect to the Other Secured Loans, the date on which interest, principal and/or fees are due and payable with respect to such Other Secured Loans, and (iv) with respect to each of the Notes and Other Secured Loans, the date (if any) set for prepayment of such Indebtedness in the applicable Financing Documents as a result of the occurrence of a Payment Event due to an Event of Total Loss or an Early Termination.

“Payment Event” has the meaning ascribed to such term in the Note Purchase Agreement.

“Permitted Investments” has the meaning ascribed to such term in the Note Purchase Agreement.

“Person” has the meaning ascribed to such term in the Note Purchase Agreement.

“Predesignated Trustees” means Wilmington Trust Corporation, State Street Corporation, Wells Fargo Corporate Trust, JPMorgan Chase Bank, N.A., Bank of New York or U.S. Bancorp, including any affiliate of such Person providing institutional trust services and for so long as any such Person meets the criteria set forth in Section 7.8.

“Property” or “Properties” has the meaning ascribed to such term in the Note Purchase Agreement.

 “Purchaser” has the meaning ascribed to such term in the Note Purchase Agreement.

 “Required Lenders” means, at any time, those Other Secured Lenders having at least fifty-one percent (51%) in aggregate principal amount of all Other Secured Loans outstanding at such time.

“Required Secured Parties” means, the Majority Holders; provided that if any Other Secured Loans shall be outstanding, the “Required Secured Parties” means: (a) the Majority Holders and (b) the Required Lenders, each voting as a separate class, so that both the Majority Holders and the Required Lenders must collectively authorize any action to be taken or direction to be given; provided that if at any time the aggregate principal amount of the Other Secured Loans, or the aggregate outstanding principal amount of the Notes, represents more than 80% of the sum of the aggregate principal amount of the Other Secured Loans and the Notes taken together, “Required Secured Parties” means Secured Parties, considered as a single class, holding at least fifty-one percent (51%) of the sum of (i) the principal amount of the Other Secured Loans plus (ii) the outstanding principal amount of the Notes.

“Responsible Officer” has the meaning ascribed to such term in the Note Purchase Agreement.

“Responsible Trust Officer” means any vice president, trust officer or corporate trust officer, in each case employed in the corporate trust department of the Trustee.

“Secured Obligations” has the meaning ascribed to such term in Article 2.

“Secured Parties” has the meaning given to such term in the Recitals.

“Security Documents” means this Indenture, the Consent, the Subordination Agreement, the Parent Undertaking and any and all other agreements and documents now or hereafter creating, evidencing or confirming any Lien securing the Secured Obligations.

“Series A Notes” has the meaning ascribed to such term in the Note Purchase Agreement.

“Subordination Agreement” has the meaning ascribed to such term in the Note Purchase Agreement.

“Trustee” has the meaning ascribed to such term in the Preamble.

 “UCC” means the Uniform Commercial Code as in effect in the various relevant States pursuant to the relevant Financing Documents from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in such states on the date hereof.

 “Unit 1 Facility” has the meaning ascribed to such term in the Note Purchase Agreement.

“Unit 1 Facility Lease Agreement” has the meaning ascribed to such term in the Note Purchase Agreement.

 “Unit 2 Facility” has the meaning ascribed to such term in the Note Purchase Agreement.

“Unit 2 Facility Lease Agreement” has the meaning ascribed to such term in the Note Purchase Agreement.

Section 1.2

Interpretation.  In this Indenture, unless otherwise indicated, the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Indenture; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, supplements, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any Financing Document); and references to Persons include their respective successors and permitted assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities.

ARTICLE 2

GRANTING CLAUSE

To secure the full and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of (i) any and all principal, interest (including any default interest and whether arising before or after the filing of a petition in bankruptcy), make-whole amount, breakage costs and other premium, fees, expenses and other indebtedness, obligations and liabilities of the Issuer to the Holders of the Notes issued from time to time under the terms of the Note Purchase Agreement (including any Note Supplement thereto) and under or in connection with or evidenced by the Financing Documents  to which the Issuer is a party, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, (ii) any and all principal, interest (including any default interest and whether arising before or after the filing of a petition in bankruptcy), breakage costs and other premium, reimbursement obligations, fees, expenses and other indebtedness, obligations and liabilities of the Issuer to any Other Secured Lender (or any agent, trustee or other representative appointed in connection therewith) under or in connection with or evidenced by any credit, loan, purchase, reimbursement or other agreement with any Other Secured Lender (or any agent, trustee or other representative appointed in connection therewith) (an “Other Secured Loan Agreement”), in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, and (iii) any and all expenses and charges, legal or otherwise, suffered or incurred by any Secured Party and the Trustee in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting or preserving any security therefor, including the lien and security interests granted in accordance with the Security Documents to which the Issuer is a party (all such principal, interest (including default interest), make-whole amount, breakage costs and other premium, indebtedness, obligations, liabilities, expenses and charges described in clauses (i) through (iii), inclusive, above being referred to herein as the “Secured Obligations”), all for the benefit of the Secured Parties, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, the Issuer does hereby sell, convey, warrant, mortgage, assign, pledge and grant a first priority security interest to the Trustee, its successors in trust and assigns, on behalf of the Secured Parties, in all right, title and interest of the Issuer in and to the following described properties, rights, title, interests, contracts and privileges and the proceeds thereof, whether now owned or existing or hereafter created, acquired or arising (which collectively, including all property hereafter specifically subjected to the lien of this Indenture, being herein called the “Collateral”):

(1)

the Unit 1 Facility Lease Agreement, including (A) all amounts of Basic Rent, Renewal Rent, Supplemental Rent and all other payments of any kind due to Issuer for or with respect to or arising under or in connection with the Unit 1 Facility Lease Agreement, including Termination Value, Condemnation Award, Loss Proceeds, Purchase Price under Sections 2.4(b) or 2.5(b) thereof, Fair Market Value purchase price under Section 12.3 thereof and any amounts under Section 11.2(c)(ii), Section 13.2(c), Article 17 and Article 18 thereof (all such capitalized terms in this clause (A) having the respective meanings specified in the Unit 1 Facility Lease Agreement); (B)  all rights, powers, privileges, options and other benefits of the Issuer under or with respect to the Unit 1 Facility Lease Agreement; (C) any right to restitution from MGE, any further sublessee or any other Person in respect of any determination of invalidity of the Unit 1 Facility Lease Agreement; (D) all damages resulting from breach or termination of the Unit 1 Facility Lease Agreement, or arising from bankruptcy, insolvency or similar proceedings involving any party to the Unit 1 Facility Lease Agreement; and (E) any amendments, supplements, modifications, extensions, renewals and replacements of the Unit 1 Facility Lease Agreement;

(2)

the Unit 2 Facility Lease Agreement, including (A) all amounts of Basic Rent, Renewal Rent, Supplemental Rent and all other payments of any kind due to Issuer for or with respect to or arising under or in connection with the Unit 2 Facility Lease Agreement, including Termination Value, Condemnation Award, Loss Proceeds, Purchase Price under Sections 2.4(b) or 2.5(b) thereof, Fair Market Value purchase price under Section 12.3 thereof and any amounts under Section 11.2(c)(ii), Section 13.2(c), Article 17 and Article 18 thereof (all such capitalized terms in this clause (A) having the respective meanings specified in the Unit 2 Facility Lease Agreement); (B) all rights, powers, privileges, options and other benefits of the Issuer under or with respect to the Unit 2 Facility Lease Agreement; (C) any right to restitution from MGE, any further sublessee or any other Person in respect of any determination of invalidity of the Unit 2 Facility Lease Agreement; (D) all damages resulting from breach or termination of the Unit 2 Facility Lease Agreement, or arising from bankruptcy, insolvency or similar proceedings involving any party to the Unit 2 Facility Lease Agreement; and (E) any amendments, supplements, modifications, extensions, renewals and replacements of the Unit 2 Facility Lease Agreement;

(3)

all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Trustee by or for the account of the Issuer pursuant to the terms of the Financing Documents and held or required to be held by the Trustee hereunder (including any such moneys and securities from time to time deposited and held in the Collection Account);

(4)

supporting evidence and documents relating, in each case, to any of the above-described property, including, disks, tapes and related electronic data processing media, and all rights of Issuer to retrieve the same from third parties; and

(5)

all proceeds and products of the foregoing of whatever kind and nature, including all claims against third parties with respect to such Collateral;

all terms which are used in the immediately preceding subparagraphs (1) through (5), inclusive, of this Article 2 shall, except as otherwise noted, have the respective meanings as defined in the UCC of the State of New York as in effect from time to time, unless this Indenture shall otherwise specifically provide.

Concurrently with the delivery hereof, the Issuer is delivering, or is causing to be  delivered, to the Trustee to hold in trust for the ratable benefit of the Secured Parties, and the Trustee does hereby declare that it holds as collateral trustee in trust for the ratable benefit of the Secured Parties, (a) the original executed counterparts of the Facility Lease Agreements to which a chattel paper receipt is attached, (b) the Consent, (c) the Subordination Agreement and (d) the Parent Undertaking.

HABENDUM CLAUSE

TO HAVE AND TO HOLD the Collateral unto the Trustee, its successors and assigns, in trust and for the benefit and security of Secured Parties from time to time for the uses and purposes and subject to the terms and provisions set forth in this Indenture.

The Trustee hereby acknowledges and declares that it is holding the Collateral as Trustee for the ratable benefit of all of the Secured Parties in accordance with the terms of this Indenture.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Issuer shall remain liable under the Lease Documents to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Trustee and the Secured Parties shall have no obligation or liability under any thereof by reason of or arising out of the assignment hereunder or any assignment under any other Security Document, nor shall the Trustee or the Secured Parties be required or obligated in any manner, except as herein expressly provided, to perform or fulfill any obligations of the Issuer under or pursuant to any of the Lease Documents, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.  The Issuer hereby ratifies and confirms its obligations under the Lease Documents.

Subject to the terms and conditions hereof, the Issuer does hereby irrevocably constitute and appoint the Trustee the true and lawful attorney of the Issuer (which appointment is coupled with an interest) with full power (in the name of the Issuer or otherwise) following any Event of Default to ask, require, demand and receive any and all moneys and claims for moneys due and to become due under or arising out of the Lease Documents and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Trustee may deem to be necessary or advisable.  Pursuant to the Consent, MGE has agreed to make all payments of (i) during such time as Section 3.1 is operative, the Debt Portion of Basic Rent under the Facility Lease Agreements, and (ii) during such time as Section 3.2 is operative, all payments under the Facility Lease Agreements, in each case, directly to the Collection Account for the benefit of the Trustee on behalf of the Secured Parties, for application as provided in this Indenture.

The Issuer agrees that at any time and from time to time, upon the written request of the Trustee, the Issuer, at its own cost and expense, will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents necessary for the Trustee and the Secured Parties to obtain the full benefits of the assignment hereunder and any assignment under any other Security Document and of the rights and powers herein and therein granted.  To the extent that the Unit 1 Facility and the Unit 2 Facility are improvements to real property, and thus the Facility Lease Agreements may represent leases of interests in real property, this Indenture may be recorded with the Register of Deeds for Milwaukee County, Wisconsin, and Racine County, Wisconsin, to provide notice of the collateral assignment of Facility Lease Agreements under sec. 708.11(2), Wis. Stats.  The Unit 1 Facility and Unit 2 Facility are located on the land described on Exhibit A, which is the Elm Road Site.  The Collateral does not include any interest in the Elm Road Site, except for Issuer's collateral assignment of its rights under the Facility Lease Agreements to the Trustee, its successors in trust and assigns.

Upon the written instructions of the Trustee or a Secured Party, as the case may be, the Issuer, at its cost and expense, will execute and file or record any financing statement (and any continuation statement with respect to any such financing statement) or any other document necessary for, the Trustee and the Secured Parties to obtain the full benefits of the Lien of this Indenture and the other Security Documents as specified in such instruction.

The Issuer does hereby warrant and represent that it has not sold, assigned or pledged and hereby covenants that it will not sell, assign or pledge, any of its estate, right, title or interest hereby assigned or assigned pursuant to any other Security Document, to anyone other than to the Trustee for the benefit of the Secured Parties.

ARTICLE 3

RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS

Section 3.1.

Application of Payments when No Payment Event Exists.  The Trustee shall open and maintain the Collection Account, which shall be subject to the Trustee’s sole dominion and control.  Each payment to the Trustee and the Secured Parties pursuant to any Financing Document (other than (i) any payments pursuant to the Parent Undertaking and (ii) any optional prepayments pursuant to Section 8.2 of the Note Purchase Agreement (or any optional prepayment made under any similar provision of any other Financing Document), which, in each case, shall be made directly to the intended payees provided for therein) and all payments of the Debt Portion of Basic Rent under the Facility Lease Agreements shall be paid to, and directly deposited with the Trustee in, the Collection Account and held in trust by it as part of the Collateral and, so long as no Payment Event shall exist, shall be applied on the next succeeding Payment Date as follows:

first, the amount required to reimburse the Trustee for any unpaid fees for its services under this Indenture and to reimburse the Trustee for any reasonable expenses (including reasonable attorneys’ fees) not previously reimbursed shall be distributed to the Trustee;

second, the accrued unpaid interest due and payable on the Secured Obligations on such Payment Date, allocated among such Secured Obligations pursuant to Section 3.4, shall be distributed to the holders thereof;

third, the required repayments of principal due and payable on the Secured Obligations on such Payment Date, allocated among such Secured Obligations pursuant to Section 3.4, shall be distributed to the holders thereof;

fourth, subject to Section 3.8(b) and so long as the Trustee has timely received, and sent, a copy of any notice required to be delivered to the Trustee and sent by the Trustee thereunder, the amount required to reimburse any holders of Secured Obligations or any Indemnified Party for any indemnity obligation of the Issuer hereunder or other losses incurred by them (to the extent specifically made reimbursable hereunder and not previously reimbursed) or other amounts then due to them in accordance with the terms of the Financing Documents, shall be distributed as provided in such notice; and

fifth, the balance, if any, of such payments shall be distributed to the Issuer pursuant to written instruction received by the Trustee from the Issuer from time to time.

Section 3.2.

Payments During Existence of a Payment Event.  The Consent provides that after a Payment Event shall have occurred and be continuing, MGE shall make any and all payments under the Facility Lease Agreements (and not just the Debt Portion of Basic Rent) directly to the Collection Account for distribution by the Trustee in accordance with this Section 3.2.  All payments under the Facility Lease Agreements and all monies held or realized hereunder or in connection herewith in, or otherwise to be paid to, the Collection Account or otherwise held by or paid to the Trustee after a Payment Event shall have occurred and be continuing or after the acceleration of the Secured Obligations (including any amounts realized by the Trustee from the exercise of any remedies pursuant to Article 6 or any other Security Document), as well as all payments or amounts then held or thereafter received by the Trustee as part of the Collateral while any such Payment Event shall exist, shall be paid to and held by the Trustee in the Collection Account and applied by the Trustee on the next succeeding Payment Date as follows:

first, so much of such monies, payments or amounts as shall be required to reimburse the Trustee for its fees and the costs and expenses of foreclosure, realization or suit, if any, and the retaking, holding, preparing for sale or other disposition of the Collateral and, to the extent permitted by applicable law, the reasonable attorneys’ fees and legal expenses incurred by the Trustee shall be distributed to the Trustee;

second, so much of such monies, payments or amounts remaining as shall be required to reimburse the holders of the Secured Obligations for all theretofore unreimbursed payments paid by the then existing or prior holders of Secured Obligations pursuant to any indemnity furnished to the Trustee in respect of the Trustee’s performance hereunder or under any of the other Financing Documents shall be distributed to such holders ratably, without priority of one over the other, in the proportion that the amount of each such unreimbursed payment of each such holder of a Secured Obligation bears to the aggregate amount of all such unreimbursed payments by all such holders of Secured Obligations;

third, so much of such monies, payments or amounts remaining as shall be required to pay the accrued and unpaid interest on the unpaid principal balance of the Secured Obligations, allocated among such Secured Obligations pursuant to Section 3.4, shall be distributed to the holders thereof;

fourth, so much of such monies, payments or amounts remaining as shall be required to pay the unpaid principal balance of the Secured Obligations to the extent such principal amount is then due or has been declared or otherwise becomes due, plus any make-whole amount, breakage costs or other premium due thereon, allocated among such Secured Obligations pursuant to Section 3.4, shall be distributed to the holders thereof;

fifth,  subject to Section 3.8(b) and so long as the Trustee has timely received, and, sent, a copy of any notice required to be delivered to the Trustee and sent by the Trustee thereunder, the amount required to reimburse any holders of Secured Obligations or any Indemnified Party for any indemnity obligation of the Issuer hereunder or other losses incurred by them (to the extent specifically made reimbursable hereunder and not previously reimbursed) or other amounts then due to them in accordance with the terms of the Financing Documents, shall be distributed as provided in such notice, or if there are insufficient funds remaining in the Collection Account for such distribution, such remaining amounts shall be distributed, ratably, without priority of one such holder over another in the proportion that the amount then owed to such holder bears to the aggregate amount of all such obligations which are then due and payable; and

sixth, the balance, if any, of such monies, payments or amounts after all Secured Obligations have been fully, finally and indefeasibly paid in cash when due or declared due in accordance with the Financing Documents, shall be distributed to the Issuer or its assigns or as otherwise may be required by law; provided that any such monies, payments or amounts shall be distributed to the Issuer at any time that the requirements of Section 3.8(a) have been satisfied.

Section 3.3.

Amounts Held by Trustee.  Any amounts held by the Trustee from time to time in the Collection Account or pursuant to any other provision hereof or any provision of any other Financing Document providing for amounts to be held by the Trustee which are not distributed pursuant to the other provisions of this Article 3 shall be invested by the Trustee from time to time in Permitted Investments selected by the Issuer; provided, however, upon the occurrence and during the continuance of an Event of Default, the Trustee shall only invest such funds as directed by the Required Secured Parties.  Unless otherwise expressly provided in this Indenture, any income realized as a result of any such Permitted Investment, net of the Trustee’s reasonable fees and expenses in making such Permitted Investment, shall be held and applied by the Trustee in the same manner as the principal amount of such Permitted Investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested.  The Trustee shall not be liable for any loss resulting from any investment required to be made by it under this Indenture other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by the Trustee without instructions whenever the Trustee reasonably believes that such sale is necessary to make a distribution required by this Indenture; provided that the Trustee shall be entitled to seek instruction from the Issuer as to which investment should be sold.

Section 3.4.

Allocation of Payments.  Each payment applied to the Secured Obligations pursuant to Sections 3.1 or 3.2 shall be allocated and paid by the Trustee among the appropriate Secured Obligations in proportion to the respective outstanding principal amounts thereof, with adjustments to avoid fractions of One Dollar ($1.00).

Section 3.5.

Method of Payment to Secured Parties; Trustee as Payment Agent.  (a) The principal of, any make-whole amount, breakage costs or other premium and interest on, each Secured Obligation and all other amounts payable to the holders of the Secured Obligations pursuant to the Financing Documents will be payable by the Issuer (and, provided and to the extent the Trustee has received such funds from the Issuer, by the Trustee) at the office of the Trustee which has been designated as the payment agent of the Issuer in subparagraph (b) of this Section 3.5, in immediately available funds, prior to 12:00 p.m. New York, New York time, on the due date thereof.  Notwithstanding the foregoing or any provision in any Financing Document to the contrary, the Trustee will pay, if so requested in writing by a holder of Secured Obligations, all amounts payable by the Trustee hereunder to such holder, by wire transfer of immediately available funds to an account maintained by such holder with any other bank located in the United States.  The Trustee acknowledges that the payment instructions given in Schedule A to the Note Purchase Agreement with respect to the Series A Notes or in a Note Supplement with respect to the Additional Notes or in a similar writing with respect to the Other Secured Loans constitute the written notice required by the preceding sentence to make all payments on such Secured Obligations as provided therein.  The Trustee shall institute the transfer of such funds prior to 2:00 p.m. New York, New York time on such due date in accordance with this Section if it has received funds prior to 12:00 p.m. New York, New York time.  If the Trustee fails to so institute the transfer of such funds by 2:00 p.m. New York, New York time because it did not receive such funds prior to 12:00 p.m. New York, New York time and such funds are not received by the holders of the Secured Obligations prior to the end of such due date, the only obligation of the Trustee hereunder as a result of such failure shall be to give the Issuer notice of its failure to receive such funds prior to 12:00 p.m. New York, New York time within one (1) Business Day thereof and the Issuer agrees to compensate the holders of the Secured Obligations for the loss of the use of such funds, at a rate of interest equal to the Default Rate.

(b)  So long as any of the Secured Obligations remain outstanding, the Issuer will maintain a single agency where the Secured Obligations may be presented for payment,  The Issuer hereby designates the principal corporate trust office of the Trustee as its agency for such purpose, and the Trustee hereby accepts such designation.  The Issuer will give to the Trustee and the Secured Parties prior written notice of any change of location of any such agency, which shall be located in the United States; provided such agency shall not be changed without the prior written consent of the Required Secured Parties.  In case the Issuer shall fail to maintain such agency or shall fail to give such notices of any change of the location thereof, presentations and demands for payment may be made and notice may be served at the address specified for the Issuer in or pursuant to Section 10.3.

Section 3.6.

Method of Payment to Issuer.  Any amounts distributed hereunder by the Trustee to the Issuer shall be paid to the Issuer or as the Issuer may otherwise direct by wire transfer of immediately available funds of the type received by the Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Issuer to the Trustee from time to time.

Section 3.7.

Payments for Which No Application Is Otherwise Provided .  Any payments rightfully received by the Trustee for which no provision as to the application thereof is made elsewhere in this Indenture or in any other Financing Document to which the Trustee is a party, shall be deposited in the Collection Account and distributed by the Trustee (a) to the extent received or realized at any time prior to the payment in full of all Secured Obligations, in the order of priority specified in Sections 3.1 or 3.2, as appropriate, and (b) to the extent received or realized at any time after payment in full of all such Secured Obligations to the Issuer or as the Issuer may request.

Section 3.8.

Release of Funds to the Issuer; Indemnity Reimbursement Obligations.  (a) If as a result of a Payment Event, funds deposited into the Collection Account are being applied pursuant to Section 3.2, and such Payment Event has (i) ceased to exist or (ii) been waived in writing by the Trustee in accordance with this Indenture, then the Issuer may by written notice to the Trustee direct that the funds then remaining in the Collection Account be distributed and applied as set forth in Section 3.1 and the Trustee shall promptly thereafter do so; provided that (x) no Default or Event of Default then exists (or would result therefrom unless waived in writing by the Trustee in accordance with this Indenture) and (y) such request is accompanied by a certificate of a Responsible Officer of the Issuer stating that no Payment Event that would require that funds be held for distribution in accordance with Section 3.2 then exists (or would result from the release of such amounts pursuant to such direction) and setting forth in reasonable detail the basis for such statement.

(b)

In the event any holder of Secured Obligations or any Indemnified Party determines that it has a claim for reimbursement to be paid under clause fourth of Sections 3.1 or clause fifth of Section 3.2 on any Payment Date, such holder or Indemnified Party shall so notify the Trustee in writing not less than ten (10) Business Days prior to such Payment Date, which notice shall include a certification by such holder or Indemnified Party that such reimbursement is due and owing under the Financing Documents, together with a description of the basis for such reimbursement including the reference to the Financing Document and section thereof under which such reimbursement is due.  Upon receipt of such notice, the Trustee shall send a complete copy thereof to the Issuer and each holder of Secured Obligations.

ARTICLE 4

EVIDENCE OF RIGHTS OF SECURED PARTIES

Section 4.1.

Execution by Secured Parties or Agents.  Any request, consent, demand, authorization, direction, notice, waiver or other action provided by this Indenture to be given or taken by holders of the Secured Obligations may be embodied in and evidenced by one or more instruments of substantially similar tenor and may be signed or executed by such holders in person or by agent or agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer.

Section 4.2.

Future Holders Bound.  Any request, consent, demand, authorization, direction, notice, waiver or other action of the holder of a Secured Obligation shall bind every future holder of the same Secured Obligation and the holder of every Secured Obligation issued upon registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Issuer in pursuance of such action irrespective of whether or not any notation in regard thereto is made upon such Secured Obligation.

Section 4.3.

Secured Party Register.  The Issuer shall furnish to the Trustee at such times as the Trustee may request in writing a list of the names and addresses of each Holder and Other Secured Lender and the aggregate principal amount of the Secured Obligations held by each such Secured Party, in such form and as of such date as the Trustee may reasonably require.  The Trustee shall keep at its designated corporate trust office an updated register for the payment of the Secured Obligations pursuant to Article 3 and for purposes of providing notices required hereby pursuant to Section 10.3.  It is acknowledged that the Issuer will maintain its own separate register for purposes of registration and registration of transfers of the Secured Obligations (copies of which shall be promptly provided to the Trustee and, in any event, within 10 Business Days of any such registration or registration of transfer).  The name and address of each Secured Party, each transfer thereof and the name and address of each transferee of Secured Obligations shall be registered in such register together with the amount of principal and interest outstanding or due with respect to such Secured Obligations.  The names and addresses of the Initial Holders are set forth in Schedule A to the Note Purchase Agreement (a copy of which has been provided to the Trustee).  Prior to due presentment for registration of transfer, the Person in whose name any Secured Obligation shall be registered shall be deemed and treated as the owner thereof for all purposes hereof, and the Trustee shall not be affected by any notice or knowledge to the contrary.  The Trustee shall give to the Issuer and any Secured Party promptly upon written request therefor, a complete and correct copy of the names and addresses of all registered Secured Parties.  The Trustee shall provide the Issuer access (during its business hours) to review and inspect the register in respect of the Secured Obligations.

Section 4.4.

Debt Service Payments  At the time each Secured Party becomes party to this Indenture, such Secured Party shall confirm the amount of principal and interest that is scheduled to become due on the respective payment dates.  The amount of the debt service payments owed to the Initial Holders is set forth in Section 8.1 of the Note Purchase Agreement, and interest is due and payable in accordance with the terms of the Series A Notes.

ARTICLE 5

COVENANTS AND REPRESENTATIONS OF THE ISSUER

Section 5.1.

Recordation; Further Assurances.  The Issuer, at its sole expense, will execute, acknowledge, deliver, record and file, or will cause to be executed, acknowledged, delivered, recorded or filed, (i) the Security Documents, the Lease Documents, any related UCC financing statements and all such further instruments, deeds, conveyances, mortgages, supplemental indentures, transfers, financing statements and continuation statements in such manner and in such places as may be required by Governmental Requirements in order to create, perfect, protect and preserve the rights and the

Lien of the Trustee in the Collateral and (ii) all such further instruments, deeds, conveyances, mortgages, supplemental indentures, transfers, financing statements and continuation statements as the Trustee may reasonably require, at the direction of the Required Secured Parties, for the better granting, bargaining, selling, remising, releasing, confirming, conveying, warranting, assigning, transferring, mortgaging, pledging, delivering and setting over to the Trustee of the Collateral, or as may be required in order to transfer to any successor trustee or trustees the estate, powers, instruments and funds held in trust hereunder.  Without limiting the foregoing, the Issuer hereby authorizes the Trustee to file any financing statements and continuation statements and to execute and file and/or record any other document on the Issuer’s behalf with respect to all or any part of the Collateral to maintain the Lien of the Security Documents described herein.  The Issuer will pay or cause to be paid all filing, registration and recording taxes and fees incident to any filing, registration and recording hereunder, and all reasonable expenses with respect to the preparation, execution and acknowledgment of the Security Documents, and of any instrument of further assurance, and all federal or state stamp taxes and other material taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Indenture and such instrument of further assurance.

Section 5.2.

Priority of Liens.  The Issuer recognizes and agrees that the security interests and other Liens in the Collateral securing each of the Secured Obligations shall be first priority perfected security interests and Liens, subject only to Excepted Liens, and shall rank pari passu with the security interests and other Liens in the Collateral securing each other Secured Obligation, regardless of the time, order, method or manner of attachment, identity of secured party, filing or perfection of any and all of such security interests or other Liens.

Section 5.3.

Opinion Regarding Perfection.  The Issuer agrees that it shall furnish to the Trustee, between June 30, 2014 and December 31, 2014, and at five year intervals thereafter, between June 30 and December 31 of the applicable year, an opinion of counsel to the Issuer stating that, in the opinion of such counsel, all actions (if any be required) have been taken with respect to the recording, filing, registering, re-recording, refiling and re-registering of the UCC financing statements, the Security Documents and the Lease Documents as are necessary under the law of the State in which the Issuer is organized or the Collateral is located, as applicable, or under other applicable law to maintain the Lien of the Security Documents in the Collateral (including, without limitation, to the extent provided for therein and herein on any Property acquired by the Issuer after the Closing Date), and to fully preserve and protect the rights hereunder, under the Security Documents for the benefit of the Trustee in respect of the Liens and the Collateral and reciting the details of such action (if any), and stating that, in the opinion of such counsel, based upon the facts and circumstances existing at the time such opinion is rendered, no additional action is, or will become during the twelve (12) months following the date of such opinion, necessary for such purpose, or, if any such additional action is necessary, what such action is and when it must be taken.

Section 5.4.

Obligations and Terms Respecting the Facility Lease Agreements. (a) The Issuer acknowledges that MGE has agreed in the Consent to deliver or remit (i) during such time as Section 3.1 is operative, the Debt Portion of Basic Rent under the Facility Lease Agreements, and (ii) during such time as Section 3.2 is operative, all payments now or hereafter due and payable to or receivable by the Issuer under the Facility Lease Agreements, in each case, into the Collection Account.  All such payments received by the Trustee shall be applied in the manner provided in Article 3.  The Issuer shall, in the event the Issuer shall receive any proceeds or revenues with respect to the Collateral that are required by the provisions of this Indenture to be paid to, or received by, the Trustee, including any insurance proceeds, immediately pay over such proceeds or revenues to the Trustee.

(b)

This Indenture shall be good and valid against the Issuer or those claiming by, under or through the Issuer, from the date hereof and this Indenture shall continue to be operative during any proceeding taken to realize on the Collateral or otherwise enforce this Indenture.  In the event of any realization on the Collateral which shall result in a deficiency, this Indenture shall stand as security during the redemption period for the payment of such deficiency.  The Trustee shall be permitted, to the fullest extent permitted by applicable law to exercise remedies under any Security Document separately from remedies exercised against other portions of the Collateral pursuant to the terms hereto.

Section 5.5.

After-Acquired Property.  To the fullest extent permitted by applicable Law, any and all Property described or referred to in the Granting Clauses of Article 2 which is hereafter acquired shall ipso facto, and without any further conveyance, assignment or act on the part of the Issuer, become and be subject to the lien of the Security Documents as fully and completely as though specifically described therein, but nothing in this Section 5.5 contained shall be deemed to modify or change the obligations of the Issuer hereunder.  In the event that any of the Lease Documents shall be amended, restated, replaced or supplemented, such Lease Document as so amended, restated, replaced or supplemented shall continue to be subject to the provisions of the Security Documents without the necessity of any further act by any of the parties hereto.

Section 5.6.

Books and Records.  In the event for any reason the law of any jurisdiction other than New York or Wisconsin becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, the Issuer agrees to execute and deliver all such instruments and documents and to do all such other things as necessary or, as the Secured Party in its sole discretion deems appropriate, to preserve, protect, and enforce the lien and security interest of the Trustee under the law of such other jurisdiction.

Section 5.7.

Issuer Information.  (a) The Issuer’s organizational registration number is M060299.

(b)

As of the date hereof, the Issuer’s chief executive office is at, and the Issuer keeps its books and records at, 133 South Blair Street, Madison, Wisconsin  53703 (the “Issuer Office”); and, as of the date hereof, the Issuer has no other executive offices or places of business except the Issuer Office and the Elm Road Site.  The Issuer shall maintain its chief executive office at, and shall keep its books and records at, the Issuer Office or at such other location or locations as may be specified from time to time in written notice to the Trustee in accordance with Section 10.3.

(c)

The Issuer’s legal name and jurisdiction of organization is correctly set forth in the preamble to this Indenture.

(d)

The Issuer has not transacted business at any time during the immediately preceding five-year period, and does not currently transact business, in each case under any other legal names or trade names.

Section 5.8.

Collateral, Security Documents, Liens.  The security interests to be granted pursuant to the Security Documents will constitute valid and continuing perfected first priority security interests (subject to Excepted Liens) in favor of the Trustee in all Collateral subject, for the following Collateral, to the extent applicable, to the occurrence of the following:  (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 5.8 (which, in the case of all filings and other documents referred to on such schedule, have been filed or delivered to the Trustee on or before the date hereof in completed and duly authorized form, as applicable); (ii) in the case of the Collection Account, the maintenance of such account with the Trustee; and (iii) in the case of each of the Facility Lease Agreements, the delivery of the originals thereof to the Trustee (but solely with respect to personal property covered thereby) and the recording of this Indenture with the Registers of Deeds office for Milwaukee and Racine Counties, Wisconsin.  All actions, including those set forth above, by the Issuer necessary or desirable to protect and perfect the Lien granted under the Security Documents on the Collateral will have been duly taken on or prior to the date hereof.

ARTICLE 6

REMEDIES UPON DEFAULT

Section 6.1.

Default Remedies.  If an Event of Default exists, the Trustee may (a) exercise all of the rights and remedies (i) available to it under all applicable laws, (ii) granted to the Trustee hereunder and/or under each of the other Security Documents and/or (iii) of a secured party under applicable law in effect in any jurisdiction, the laws of which are applicable to the Collateral and/or (b) to the extent permitted by applicable law, take possession of all or any part of the Properties covered by the Lien of the Security Documents or by any other instrument securing the obligations secured thereby, and the Trustee may exclude the Issuer and all Persons claiming under the Issuer wholly or partly therefrom.  Without limiting the foregoing, if any Event of Default exists, the Trustee may from time to time, without notice, apply proceeds of the disposition of the Collateral to the obligations secured under the Security Documents and the other Financing Documents and by any other instrument securing the obligations secured thereby in the manner set forth in this Indenture and permitted by the UCC or otherwise permitted by law or in equity.  Such application may include, without limitation, the reasonable expenses of retaking, holding, preparing for sale or other disposition, and the reasonable attorneys’ fees and legal expenses incurred by the Trustee.  In addition, the Trustee may exercise all other rights and remedies permitted by law or in equity.

Section 6.2.

Other Enforcement Rights.  (a) In addition, the Trustee may proceed to protect and enforce this Indenture or any other Security Document by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein or therein provided, or for foreclosure thereunder, or for the appointment of a receiver or receivers for the foreclosure thereunder, or for the appointment of a receiver or receivers for the Collateral or any part thereof, for the recovery of judgment for the obligations thereby secured or for the enforcement of any other proper, legal or equitable remedy available under applicable law.  Any receiver appointed by the Trustee shall be deemed to be an agent of the Issuer and not the Trustee.

(b)

In case there shall be pending any case or proceedings for the bankruptcy, reorganization, liquidation, proposal or arrangement of the Issuer under the Bankruptcy Code or any other applicable law or in connection with the insolvency of the Issuer, or in case a custodian, receiver or trustee shall have been appointed for the Issuer, or in case of any other similar proceedings in respect of the Issuer, the Trustee shall have the right (and, if so directed in writing by the Required Secured Parties, the obligation) to file such proof of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Secured Obligations allowed in any such judicial proceedings relative to the Issuer and, irrespective of whether the principal of all of the Secured Obligations shall then be due and payable as therein expressed, by proceedings for the prepayment thereof, by declaration or otherwise, the Trustee shall be entitled and empowered to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Secured Obligations, any make-whole amount, breakage costs or other premium and any other sum or sums owing thereon or pursuant thereto or pursuant hereto, and to collect and receive any other Property payable or deliverable on any such claim, and to distribute the same as provided in Section 3.2; and any receiver, custodian, assignee or trustee in bankruptcy, trustee or debtor in reorganization or trustee or debtor in any proceedings for the adoption of an arrangement is hereby authorized by each holder of Secured Obligations, by the acceptance of the Secured Obligations held by it, to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the holders of the Secured Obligations, to pay to the Trustee any amount due it for compensation and expenses, including reasonable attorneys’ fees, incurred by it up to the date of such distribution; provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to accept or adopt, on behalf of any holder of the Secured Obligations, any plan of reorganization or readjustment of the Issuer affecting the Secured Obligations or the rights of any holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any holder in any such proceedings.

(c)

The Issuer hereby irrevocably appoints the Trustee as the Issuer’s attorney-in-fact and proxy, with full authority in the place and stead of the Issuer and in the name of the Issuer or otherwise, from time to time during the continuance of an Event of Default in the Trustee’s discretion, to take any action and to execute any instrument which the Trustee may deem necessary or advisable to accomplish the purposes of this Indenture and the other Security Documents, including: (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral; and (ii) to file any claims or take any action or institute any proceedings which the Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral.  Without limiting the generality of the foregoing and whether or not an Event of Default shall have occurred and be continuing, the Trustee shall have the right to receive, collect and endorse all checks made payable to the Issuer or the Issuer’s order representing payments under the Facility Lease Agreements or any of the other Lease Documents.

(d)

If the Issuer fails (beyond any applicable grace period or cure period) to perform any act or to take any action which hereunder or under any other Security Document to which it is a party the Issuer is required to perform or take, or to pay (beyond any applicable grace period or cure period) any money which hereunder or under any other Security Document the Issuer is required to pay, the Trustee, in the Issuer’s name or in its own name, may (but shall not be obligated to), following notice to the Issuer, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by the Trustee, and any money so paid by the Trustee, shall be a demand obligation owing by the Issuer and shall bear interest from the date of making such payment until paid at the Default Rate and shall become an obligation secured by the Security Documents and by any other instrument securing the obligations secured thereby.  Upon making any such payment, the Trustee shall be subrogated to all of the rights of the Person receiving such payment, which rights will be held by the Trustee to secure the obligations secured by the Security Documents and the other Financing Documents.

Section 6.3.

Trustee Action Directed by Required Secured Parties; Revocation of Direction; Discretionary Actions by Trustee.  (a) The Required Secured Parties, by an instrument or instruments in writing executed and delivered to the Trustee, and providing for the indemnity required under Section 7.3(f), may direct, and at all times shall have such right to so direct, the method and place of conducting the proceedings to be taken in connection with the enforcement of the terms and conditions hereof and of the other Security Documents (and, subject to the discretionary rights of the Trustee pursuant to subparagraph (c) of this Section 6.3, the Trustee may only carry out such enforcement after having received such direction); provided, however, that such direction shall be in accordance with the provisions of law and of this Indenture and such other Security Documents.

(b)

The Required Secured Parties may at any time revoke or alter, by written instruction to the Trustee, all or any part of any written direction previously delivered to the Trustee by the Required Secured Parties.

(c)

The Trustee may act, if any Event of Default has occurred and is continuing or under any other circumstance where action is reasonably required before any necessary instructions may be received in accordance with this Indenture, to the extent it deems necessary and without instruction from the Required Secured Parties, in order to

(i)

protect the Collateral,

(ii)

instruct or give any notice to the Issuer, or

(iii)

otherwise promote and protect the interests of the Secured Parties;

provided, however, the Trustee shall not be responsible or liable in any way to any of the Secured Parties for its failure to take any action pursuant to this subparagraph (c).  For purposes of clarification, the Trustee’s obligations under Section 7.1(g) shall not be considered discretionary action that is subject to the terms of this subparagraph (c).

Section 6.4.

Effect of Sale, Etc.  (a) Any sale or sales pursuant to the provisions hereof or of any other Security Document, whether under the power of sale granted thereby or pursuant to any legal proceedings, shall operate to divest the Issuer of all right, title, interest, claim and demand whatsoever, either at law or in equity, of, in and to the Collateral, or any part thereof, so sold, and any Property so sold shall be free and clear of any and all rights of redemption by, through or under the Issuer.  At any such sale, the holder of any Secured Obligation may bid for and purchase the Property sold and may make payment therefor as set forth below, and any holder of a Secured Obligation so purchasing any such Property, upon compliance with the terms of such sale may hold, retain and dispose of such Property without further accountability.

(b)

The receipt by the Trustee, or by any Person authorized under any judicial proceedings to make any such sale, of the proceeds of any such sale shall be a sufficient discharge to any purchaser of the Collateral, or of any part thereof, sold as aforesaid; and no such purchaser shall be bound to see to the application of such proceeds, or be bound to inquire as to the authorization, necessity or propriety of any such sale.  In the event that, at any such sale, any holder of Secured Obligations is the successful purchaser, it may, in paying the purchase price, turn in any of its promissory notes evidencing the Secured Obligations in lieu of cash in the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and if the cash amounts so payable thereon shall be less than the amount due therein, said promissory notes shall be returned to the holder or holders thereof after a notation of each partial prepayment shall have been made thereon.

Section 6.5.

Restoration of Rights and Remedies.  If the Trustee shall have instituted any proceeding to enforce any right or remedy under this Indenture or under any other Security Document and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Trustee, the Issuer and the holders of the Secured Obligations shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder or under any other Security Document, and thereafter all rights and remedies of the Trustee shall continue as though no such proceeding had been instituted.

Section 6.6.

Application of Sale Proceeds and Deficiency.  The proceeds of any exercise of rights with respect to the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder shall be paid to and applied as described in Section 3.2.  In the event that at any time and from time to time the payments under the Facility Lease Agreements then collected by the Trustee and the proceeds of any sale, collection or realization of or upon the Collateral by the Trustee are insufficient to pay all the obligations secured by the Security Documents when due, the Issuer shall be liable for the deficiency, together with interest thereon as provided in the governing Financing Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees and disbursements of any counsel for the Trustee or any holder of the Secured Obligations to collect such deficiency.

Section 6.7.

Cumulative Remedies.  No delay or omission of the Trustee or of the holder of any Secured Obligation to exercise any right or power hereunder or under any other Financing Document arising from any Default or Event of Default or failure of performance on the part of the Issuer shall exhaust or impair any such right or power or prevent its exercise during the continuance of such Default or Event of Default.  No waiver by the Trustee, or the holder of any Secured Obligation, of any such Default or Event of Default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, or to impair the rights resulting therefrom except as may be otherwise expressly provided herein.  No remedy hereunder or under any other Financing Document is intended to be exclusive of any other remedy but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or under any other Financing Document or otherwise existing; nor shall the giving, taking or enforcement of any other or additional security, Collateral or guaranty for the payment of the obligations secured under the Security Documents and the other Financing Documents and the other instruments securing the obligations secured thereby operate to prejudice, waive or affect the security thereof or any other instrument securing the obligations secured thereby or any rights, powers or remedies hereunder or under any other Financing Document, nor shall the Trustee or any holder of Secured Obligations be required to first look to, enforce or exhaust such other or additional security, Collateral or guaranty.  All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of the Issuer contained in this Indenture or in any document referred to herein or therein or in any agreement supplementary hereto or thereto or in any other Financing Document shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of the Issuer herein or therein contained.  To the extent of overlap of any Lien or security interest granted under the Security Documents or under any other Financing Document on any particular Collateral, the Trustee may elect to exercise rights and remedies under either or, if appropriate, both of such Liens or security interests.

Section 6.8.

Limitations on Suits.  No holder of any Secured Obligation shall have the right to institute any suit, action or proceeding at law or in equity, for the execution of any trust or power granted to the Trustee under this Indenture or any other Security Document or for any other remedy under or upon this Indenture or any other Security Document, unless (a) the Required Secured Parties shall have made written request upon the Trustee to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name; (b) such holder or said holders shall have offered to the Trustee indemnity reasonably satisfactory to it as provided under Section 7.3(f); (c) the Trustee shall have refused or failed to comply with such written request for a period of thirty

(30) days after such written request shall have been received by it; and (d) during such 30-day period, the Required Secured Parties shall not have given the Trustee a direction inconsistent with the written request.  Such notification, request, offer of indemnity, refusal or failure and absence of inconsistent direction are hereby declared, in every case, to be conditions precedent to the exercise by any holder of a Secured Obligation of any remedy hereunder; it being understood and intended that no one or more holders of Secured Obligations shall have any right in any manner whatever by its or their action to enforce any right under this Indenture or any other Security Document, except in the manner herein provided, and that all judicial proceedings to enforce any provision of this Indenture or any other Security Document shall be instituted, had and maintained in the manner herein or in any other Security  Document provided and for the equal and proportionate benefit of all holders of the Secured Obligations.

Section 6.9.

Suits for Principal and Interest.  Nothing contained in Section 6.8 or in any other provision of this Indenture or in the other Security Documents shall affect or impair the obligation of the Issuer, which is absolute and unconditional, to pay (or cause to be paid from the Collateral as in Article 3 provided) the principal of, any make-whole amount, breakage costs or other premium and interest on, the Secured Obligations to the holders thereof on the dates when due, respectively, and at the place specified in Section 3.5, or affect or impair the right of action, which is also absolute and unconditional, of such holders to institute suits to enforce such payment by virtue of the contract embodied in the respective Financing Documents and to accept and retain payment in respect of any such obligations or to enforce against any other obligor of such obligations any right to have such obligor make such payment and to accept and retain payment from such obligor in respect of any such obligations, provided that nothing in this Section 6.9 shall affect, limit, impair or reduce the requirements of Section 6.11 or Section 6.12 or Article 3 with respect to the disposition of, and sharing of, Collateral and proceeds of Collateral received by a Secured Party or paid to a Secured Party by the Issuer or any other obligor.

Section 6.10.

Waiver by the Issuer.  (a) In granting to the Trustee the power to enforce its rights hereunder and under the other Security Documents without prior judicial process or judicial hearing, the Issuer expressly waives, renounces and knowingly relinquishes (to the extent it may lawfully do so) any legal right which might otherwise require the Trustee to enforce its rights by judicial process.  In so providing for non-judicial remedies, the Issuer recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm’s length.  Nothing in this Indenture is intended to prevent the Trustee or the Issuer from resorting to judicial process.

(b)

The Issuer by becoming a party to any Security Document (to the extent that it may lawfully do so) hereby covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of, any stay, valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on any of the Secured Obligations or this Indenture or any other Security Document; and the Issuer by becoming a party to any Security Document (to the extent it may lawfully do so) hereby expressly waives and relinquishes all benefit and advantage of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in any Security Document granted and delegated to the Trustee, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

(c)

The Issuer waives any right to require the Trustee or the holders of the Secured Obligations to proceed against any other Person, or to exhaust any Collateral or other security for the obligations secured by the Security Documents and the other Financing Documents and the other instruments securing the obligations secured thereby, or to have any other Person joined with the Issuer in any suit arising out of such obligations or the Financing Documents, or to pursue any other remedy in the Trustee’s or such holders’ power.  The Issuer further waives any and all notice of acceptance of this Indenture by any other Person directly or indirectly liable for such obligations from time to time.  The Issuer further waives any defense arising by reason of any disability or other defense of any other Person or by reason of the cessation from any cause whatsoever of the liability of any other Person liable for the obligations secured by the Security Documents and the other Financing Documents and the other instruments securing the obligations secured thereby.  Until all of such obligations shall have been paid in full, the Issuer shall have no right to subrogation and the Issuer waives the right to enforce any remedy which the Trustee or the holders of the Secured Obligations have or may hereafter have against any other Person liable for such obligations, and the Issuer waives any benefit of any right to participate in any security whatsoever now or hereafter held by the Trustee or the holders of the Secured Obligations.  The Issuer authorizes the Trustee and the holders of the Secured Obligations, without notice or demand and without any reservation of rights against the Issuer and without affecting the Issuer’s liability hereunder or on the obligations secured by the Security Documents and the other instruments securing the obligations secured thereby, from time to time to (a) take or hold any Property other than the Collateral from any other Person as security for such obligations, and exchange, enforce, waive and release any or all of such Property, (b) apply such Property and direct the order or manner of sale thereof as the Trustee and the Required Secured Parties may in their discretion determine and (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any other Person in respect of the obligations secured by the Security Documents and the other instruments securing the obligations secured thereby.

Section 6.11.

Sharing.

(a)

Remittance of Proceeds.  If

(i)

an Event of Default shall have occurred and be continuing, and

(ii)

a Secured Party shall obtain any payment of proceeds of the Collateral other than through a distribution from the Trustee pursuant to the terms hereof,

then such Secured Party shall, promptly after receipt thereof, notify the Trustee in writing and remit such payment to the Trustee.  The Trustee shall, promptly after receipt of such payment, disburse the amount so remitted to it as provided in Section 3.2, in the order of priority set forth therein.  Any such payment shall not be deemed to have satisfied any obligations in respect of which it was originally received by such Secured Party but rather shall be deemed to have satisfied, to the extent of the amount of such proceeds, the obligations of the Issuer to which such proceeds are applied as provided for in Section 3.2.

(b)

Setoffs, Counterclaims, etc.  If

(i)

an Event of Default shall have occurred and be continuing, and

(ii)

a Secured Party shall obtain any amounts through the exercise of a right of banker’s lien, setoff or counterclaim against the Issuer (including any ordinary course application of account balances (by way of set-off, pre-authorized withdrawals, account consolidation or otherwise) to reduce any outstanding principal and to permanently reduce any commitment availability under any Secured Obligation that is in the nature of revolving credit), then such Secured Party shall, promptly after receipt thereof, notify the Trustee in writing and remit such amounts to the Trustee.  The Trustee shall, promptly after receipt of such amounts, disburse the amounts so remitted to it as provided in Section 3.2, in the order of priority set forth therein.  Any such amounts shall not be deemed to have satisfied any obligations in respect of which it was originally received by such Secured Party but rather shall be deemed to have satisfied, to the extent of such amounts, the obligations of the Issuer to which such proceeds are applied as provided for in Section 3.2.

(c)

Return of Proceeds.  If any Secured Party that has remitted proceeds of Collateral or other amounts to the Trustee pursuant to any one or more of Section 6.11(a) or Section 6.11(b) shall thereafter be required to repay such proceeds or such other amounts to the original payor or obligee thereof, such Secured Party shall (i) notify the Trustee in writing of the same and (ii) have a Lien on the Collateral, prior to the Lien securing the Secured Obligations (except the Lien in favor of the Trustee pursuant hereto), securing the repayment of the proceeds so remitted to the Trustee (less any portion thereof distributed to such Secured Party pursuant to Section 3.2), provided that, upon written request by such Secured Party to the Trustee, the Trustee shall request the Person to whom such proceeds were disbursed to remit such proceeds to the Trustee and such Person shall promptly comply with such request.  The failure of the Trustee to make any such request notwithstanding, each Person to whom such proceeds were disbursed shall be and remain obligated to remit such proceeds to the Trustee.

(d)

Sharing of Collateral.  Except as otherwise provided in Section 6.11(a) through Section 6.11(c), inclusive, if any Secured Party shall obtain any Property as security for the payment of any Secured Obligation (or as security for the guaranty of any such Secured Obligation) held by it, such Secured Party shall promptly thereafter take such actions as shall be necessary to transfer such property to the Trustee to be held as part of the Collateral, and the Trustee shall apply the proceeds from the disposition of any such Property as provided in Section 3.2, in the order of priority set forth therein.

Section 6.12.

Fees and Expenses.  If the Issuer fails to pay when due any amount hereunder or under any other Financing Document, or fails to comply with any other provision of any Financing Document in any material respect, the Issuer will pay to the Trustee and each of the Secured Parties, to the extent permitted by applicable law, such further amounts as shall be sufficient to cover the reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the Trustee or the Secured Parties (pursuant to their respective rights under this Indenture to exercise remedies in respect of the Collateral) in collecting any such sums or in otherwise analyzing, evaluating, protecting, asserting, defending or enforcing any of their rights as set forth in any Financing Document.  Without limiting the generality of the foregoing, the Issuer will pay to the Trustee or the Secured Parties (pursuant to their respective rights under this Indenture to exercise remedies in respect of the Collateral) all reasonable out-of-pocket fees and expenses (including court costs and reasonable attorneys’ fees and expenses) of, or incident to, the enforcement of any of the provisions hereof and all other charges due against the Collateral, including taxes, assessments or Liens upon the Collateral and any reasonable out-of-pocket fees and expenses, including transfer or other taxes, arising in connection with any sale, transfer or other disposition of the Collateral (other than taxes determined by reference to the income of the Trustee or any Secured Party).  Such fees and expenses shall be payable on demand together with interest thereon at the Default Rate applicable thereto and the Issuer’s obligation hereunder to pay such expenses shall be treated as a Secured Obligation hereunder.

ARTICLE 7

THE TRUSTEE

Section 7.1.

Grant of Authority; Acceptance of Appointment; Duties and Responsibilities of the Trustee.  (a) Each Secured Party and each holder of any Secured Obligations by its acceptance thereof hereby appoints and authorizes the Trustee to execute and deliver this Indenture and to take such action as agent on its behalf and to exercise such powers hereunder and under the other documents executed in connection herewith as are specifically delegated to the Trustee by the terms of this Indenture and to take such other actions as it deems necessary to preserve and protect the security interests granted hereunder, in each case together with such other powers as are reasonably incidental thereto.  The Trustee hereby accepts its appointment as “Trustee” hereunder, including its obligations hereunder and under the other documents executed in connection herewith, for the benefit of the Secured Parties, upon the terms expressly set forth herein.

(b)

Subject to Section 7.1(c):

(i)

the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)

the Trustee may conclusively rely, in good faith, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or the other Security Documents to which it is a party; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(c)

In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture for the benefit of the holders of the Secured Obligations, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

(d)

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own gross negligence or its own willful misconduct, or the inaccuracy of any of its representations or warranties made in Section 7.14, except that:

(i)

if the Trustee is a banking corporation, trust company, or banking association, the Trustee shall not be liable for any error of judgment made in good faith by an officer, employee or representative of the Trustee unless it shall be proved that the Trustee was grossly negligent in ascertaining pertinent facts; and

(ii)

the Trustee shall not be liable to the holder of a Secured Obligation with respect to any action taken or omitted to be taken by it, in good faith after an Event of Default shall exist in accordance with the direction of the Required Secured Parties relating to the method and place of conducting any proceeding for any remedy available to the Trustee.

(e)

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f)

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

(g)

The Trustee shall give to each holder of Secured Obligations written notice of each and every Default or Event of Default of which one of its Responsible Trust Officers has actual knowledge within three (3) Business Days of obtaining such actual knowledge.

Section 7.2.

Trustee’s Compensation, Expenses and Indemnification.  (a) The Issuer covenants and agrees to pay to the Trustee promptly (and in any event within thirty (30) days after receipt of any invoice or other statement or notice) and the Trustee shall be entitled to the fees and expenses as agreed to by the Issuer and the Trustee for all services rendered and expenses incurred by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which compensation shall not be limited by any provisions of law in regard to the compensation of a trustee of an express trust, and the Issuer will pay or reimburse the Trustee promptly (and in any event within thirty (30) days after receipt of any invoice or other statement or notice) for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and its agents) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith or willful misconduct.  Subject to subparagraph (c) of this Section 7.3, the Trustee agrees that it shall have no right against any holder of Secured Obligations for the payment of compensation for its services hereunder or any expenses or disbursements incurred in connection with the exercise and performance of its powers and duties hereunder or any indemnification against liability, which it may incur in the exercise and performance of such powers and duties but on the contrary, shall look solely to the Issuer for such payment and indemnification and that it shall have no Lien on or security interest in the Collateral as security for such compensation, expenses, disbursements and indemnification except to the extent provided for in Section 3.2.

(b)

The Issuer shall indemnify and hold harmless the Trustee and each of its officers, directors, employees, investment advisors, affiliates and agents (collectively referred to in this subparagraph (b) as the “Indemnified Persons”) from and against, and reimburse each Indemnified Person for, any and all claims, demands, liabilities, losses, damages, judgments, penalties, out of pocket costs, fees and expenses (including reasonable attorneys’ fees and costs incurred in the investigation, defense and settlement of claims), but not taxes determined by reference to the income of the Trustee (all such items are referred to in this subparagraph (b), collectively, as “Losses”) which may be imposed upon, asserted against, or incurred or paid by any such Indemnified Person by reason of, on account of, or in connection with:

(i)

any bodily injury, death or property damage occurring in or upon or in connection with the use, possession, maintenance, management or operation of the Collateral through any cause whatsoever;

(ii)

any act performed or omitted to be performed under this Indenture or any of the other Security Documents (or other Financing Document to the extent related to the Security Documents) by any such Indemnified Person; or

(iii)

any transaction, suit, action or proceeding arising out of or in any way connected with this Indenture, any other Security Document or the Collateral.

The obligations and liability of the Issuer under this Section 7.2(b) shall survive the foreclosure of, and realization upon, the Collateral and the payment in full of the Secured Obligations and any payment, release or discharge hereof and any or all security interests and Liens in the Collateral, and the resignation or removal of the Trustee.  The Issuer shall not be obligated to indemnify any Indemnified Person in respect of any of the foregoing matters if the liability of such Indemnified Person arose out of such Indemnified Person’s gross negligence or willful misconduct.  Each Indemnified Person shall, within thirty (30) Business Days after its receipt of written notice of the commencement of any action against it in respect of which indemnity may be sought under this Section 7.2(b), notify the Issuer in writing of such commencement.  Unless in such Indemnified Person’s reasonable judgment a conflict of interest between itself and the

Issuer may exist in respect of such claim, such Indemnified Person, upon (i) written acknowledgement by the Issuer that it will pay any Loss in respect of such claim (subject to the negligence and willful misconduct qualifications set forth above) and (ii) reasonable evidence (including insurance) of its ability to pay such Loss, will permit the Issuer to assume the defense of such claim, with counsel reasonably satisfactory to such Indemnified Person; and if such defense is so assumed, the Issuer shall not enter into any settlement without the consent of such Indemnified Person if such settlement attributes liability to such Indemnified Person (which shall not be unreasonably withheld, conditioned or delayed) and, under the circumstances contemplated hereinabove, the Issuer shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld, conditioned or delayed).

(c)

To the extent not paid by the Issuer or reimbursed pursuant to Section 3.2, each Secured Party severally agrees to indemnify and hold harmless the Trustee (to the extent not reimbursed or paid by the Issuer as provided herein), pro rata according to the outstanding principal amount of the Secured Obligations held by such Secured Party from time to time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses or disbursements incurred by the Trustee acting in accordance with the written direction of the Required Secured Parties; provided that no Secured Party shall be required to indemnify the Trustee hereunder to the extent that any claim for indemnification is caused by the gross negligence or willful misconduct of the Trustee.

(d)

The provisions of this Section 7.2 shall survive the resignation or removal of the Trustee and the termination of this Indenture.

Section 7.3.

Certain Rights of the Trustee.  (a) The Trustee shall not be responsible for any recitals herein or for insuring all or any portion of the Collateral nor shall the Trustee be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreement contained herein.  Except in the case of a Default or Event of Default of which a Responsible Trust Officer of the Trustee has actual knowledge, the Trustee shall be deemed to have knowledge of a Default or Event of Default only upon receipt of written notice thereof from the Issuer or any Secured Party; provided, however, that the Trustee shall be deemed to have actual knowledge of any failure to receive (i) payments under the Facility Lease Agreements when due, if the Trustee shall have received a copy of the billing for such payment  and (ii) the principal of, any make-whole amount, breakage costs or other premium or interest on, any Secured Obligations on the date any such payment is due and payable to the Trustee.

(b)

Except to the extent expressly provided in Section 7.14, the Trustee does not make any representation, or warranty as to the validity, sufficiency or enforceability of this Indenture, the Security Documents or any other Financing Document or as to the title, operation, merchantability or fitness for use or purpose, value, compliance with specifications, condition, design, quantity, durability or otherwise with respect to any of the Collateral or any substitute therefor.  The Trustee shall not be accountable to anyone for the use or application of any of the Secured Obligations or the proceeds thereof or for the use or application of any Collateral or the proceeds thereof which shall be released from the Lien and security interest in favor of the Trustee held in trust under the terms hereof, in accordance with the provisions of this Indenture or the Security Documents.

(c)

The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it, in good faith, to be genuine and to have been signed or presented by the proper party or parties.

(d)

Any request, direction or authorization by the Issuer shall be sufficiently evidenced by a request, direction or authorization in writing, delivered to the Trustee, and signed in the name of such party by a Responsible Officer of the Issuer; and any resolution of the board of directors of the Issuer or any committee thereof (or equivalent evidence of approval and authorization of action) shall be sufficiently evidenced by a copy of such resolution certified by a Responsible Officer to have been duly adopted and to be in full force and effect on the date of such authentication, and delivered to the Trustee.

(e)

The Trustee may consult with counsel, appraisers, engineers, accountants and other skilled persons to be selected by the Trustee, and the written advice or opinion of any thereof shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f)

The Trustee shall not be under any obligation to take any action to protect, preserve or enforce any rights or interests in the Collateral or to take any action towards the execution or enforcement of the trusts hereunder or otherwise hereunder, whether on its own motion or on the request of any other Person, if it shall have notified the holders of the Secured Obligations that the same, in the opinion of the Trustee, may involve pecuniary loss, liability or expense, unless the Issuer or one or more holders of Secured Obligations shall offer and furnish reasonable security or indemnity reasonably satisfactory to the Trustee against pecuniary loss, liability and expense to the Trustee (it being acknowledged by the Trustee that the indemnity provided in Section 7.2(c) is satisfactory to the Trustee).

(g)

The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, unless requested in writing to do so by the Required Secured Parties.  The Trustee shall have no duty to review any financial statement provided to it hereunder.

(h)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care.

(i)

The Trustee shall have no obligation to exercise any discretion in the performance of its obligations hereunder and shall only be required to act upon the express written instructions of the Issuer or the holders of the Secured Obligations, as the case may be.  If any provision of this Indenture imposes any obligation or determination to be taken or made by the Trustee and such provision does not expressly state who shall instruct or advise the Trustee, then such instruction or advice shall be required to be provided to the Trustee by the Required Secured Parties and the Trustee shall promptly request such instructions from the holders of the Secured Obligations.

(j)

IF THE ISSUER DOES NOT PROVIDE THE TRUSTEE WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THE FINANCING DOCUMENTS, THE TRUSTEE MAY PURCHASE INSURANCE AT THE ISSUER’S EXPENSE TO PROTECT THE TRUSTEE’S INTERESTS IN THE COLLATERAL.  THIS INSURANCE MAY, BUT NEED NOT, PROTECT THE ISSUER’S INTERESTS IN THE COLLATERAL.  THE COVERAGE PURCHASED BY THE TRUSTEE MAY NOT PAY ANY CLAIMS THAT THE ISSUER MAKES OR ANY CLAIM THAT IS MADE AGAINST THE ISSUER IN CONNECTION WITH THE COLLATERAL.  THE ISSUER MAY LATER CANCEL ANY SUCH INSURANCE PURCHASED BY THE TRUSTEE, BUT ONLY AFTER PROVIDING THE TRUSTEE WITH EVIDENCE THAT THE ISSUER HAS OBTAINED INSURANCE AS REQUIRED BY THE FINANCING DOCUMENTS.  IF THE TRUSTEE PURCHASES INSURANCE FOR THE COLLATERAL, THE ISSUER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT THE TRUSTEE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE.  THE COSTS OF THE INSURANCE MAY BE ADDED TO THE SECURED OBLIGATIONS SECURED HEREBY.  THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE THE ISSUER MAY BE ABLE TO OBTAIN ON ITS OWN.

(k)

The provisions of subparagraphs (c) through (j), inclusive, of this Section 7.3, shall be subject to the provisions of Section 7.1.

(l)

The Trustee need not post any bond for any action taken under this Indenture.

Section 7.4.

Showings Deemed Necessary by the Trustee.  Anything else in this Indenture contained to the contrary notwithstanding, the Trustee shall have the right, but shall not be required, to demand in respect of the withdrawal of any cash (other than payments out of the Collection Account pursuant to Sections 3.1 or 3.2), the release of any Property or the subjection of any after acquired Property to any Lien to be held by the Trustee pursuant to the terms of the Security Documents, or any other action whatsoever within the purview hereof, any showings, certificates, opinions, appraisals or other information which the Trustee may deem reasonably necessary or appropriate in addition to the matters required by the terms hereof as a condition precedent to such action.

Section 7.5.

Status of Monies Received.  All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but, if the Trustee is a bank or trust company, need not be segregated in any manner from any other monies, except to the extent required by law, and may be deposited with an Affiliate of the Trustee satisfying the requirements of Section 7.8 or the Trustee itself by the Trustee under such general conditions as may be (if the Trustee is a bank or trust company) prescribed by law and the Trustee’s trust department, and the Trustee shall be under no liability for interest on any monies received by it hereunder except as provided in Section 3.3.  If the Trustee is a trust company, banking corporation or banking association or any affiliated corporation thereof, the Trustee or such affiliated corporation may be interested in any financial transaction with the Issuer or any of its Affiliates without being liable to account for any profits made thereby; and the Trustee may act as depository or otherwise in respect of other securities of the Issuer or any of its Affiliates, all with the same rights which it would have if not the Trustee; provided that the Trustee shall not exercise any right of setoff against any part of the Collateral.

Section 7.6.

Resignation of the Trustee.  The Trustee may resign and be discharged of the trusts hereby created by mailing notice to the Issuer and to all registered holders of Secured Obligations specifying the time and date (not earlier than sixty (60) days after the date of such notice) when such resignation shall take effect.  Such resignation shall take effect upon the appointment, qualification and acceptance of a successor trustee as herein provided.

Section 7.7.

Removal of the Trustee.  The Trustee may be removed, with or without cause, at any time by the Required Secured Parties by written notice delivered to the Trustee and the Issuer.  In addition, so long as no Event of Default or Default exists, the Trustee may be removed, with or without cause, by written notice delivered to the Trustee by the Issuer, provided the Issuer has given the holders of the Secured Obligations not less than 30 days prior written notice thereof requesting the consent of the Required Secured Parties to such removal and the Issuer has received the written consent of the Required Secured Parties to such removal (such consent not to be unreasonably withheld; it being further agreed that failure by the Required Secured Parties to respond to such request for consent within 60 days after the request therefor shall be deemed to constitute consent by the Required Secured Parties to such request so long as the request for such consent indicated that failure to respond would have such an effect pursuant to the terms hereof); and provided further, that the Issuer has theretofore obtained the commitment of a successor trustee that satisfies all the requirements hereof applicable to the Trustee (including Section 7.8) to assume the obligations of the Trustee hereunder and the Issuer has included in its notice to the holders of the Secured Obligations the name of such successor trustee (such appointment being subject, in any event, to the consent of the Required Secured Parties under Section 7.9).

Section 7.8.

Successor Trustee.  Each Trustee appointed in succession of the Trustee named in this Indenture, or its successor in trust, shall (i) be a trust company, banking corporation or banking association organized under the laws of the United States of America or of any State thereof, in good standing, (ii) have (or the bank or bank holding company owning all of the outstanding capital stock or share capital of such Person shall have) capital and unimpaired surplus aggregating at least $500,000,000, (iii) be able and willing to accept the trusts upon the terms of this Indenture or other reasonable or customary terms acceptable to the Required Secured Parties, and (iv) be legally licensed and qualified to act as the collateral trustee hereunder in all applicable jurisdictions including each State in which any Collateral is located.

Section 7.9.

Appointment of Successor Trustee.  If the Trustee shall have given notice of resignation pursuant to Section 7.6 or if the Trustee shall be removed pursuant to Section 7.7, a successor Trustee may be appointed by the Required Secured Parties (provided that if such successor Trustee would not be one of the Predesignated Trustees, and an Event of Default or Default does not then exist, such appointment by the Required Secured Parties shall be with the consent of the Issuer, such consent not to be unreasonably withheld or delayed).  If no such appointment shall have been made within twenty-five (25) days after the giving of such notice of resignation or such removal, a successor Trustee may be appointed, upon application of the retiring Trustee, any Secured Party or the Issuer, by any court of competent jurisdiction.  During any period during which no such appointment shall have been made, the Required Secured Parties may act as and in the place of the Trustee, and shall have all the rights, remedies, powers, privileges, immunities and indemnities as the Trustee would have in so doing.

Section 7.10.

Merger or Consolidation of Trustee.  Any trust company or banking corporation or national association into which the Trustee, or any successor to it in the trust created by this Indenture, may be merged or converted or with which it or any successor to it may be consolidated or any trust company or banking corporation or national association resulting from any merger or consolidation to which the Trustee or any successor to it shall be a party, or any trust company, banking organization or national association succeeding to substantially all of the corporate trust business of the trustee bank, shall be the successor to the Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that the requirements of Section 7.8 are satisfied with respect to any such trust company, banking corporation or national association.  The Issuer covenants that in case of any such merger, consolidation or conversion they will, upon the request of the merged, consolidated or converted trust company or banking corporation or national association, execute, acknowledge and cause to be recorded or filed suitable instruments in writing, as may be necessary, to confirm the estates, rights and interests of such trust company or banking corporation as Trustee under this Indenture.

Section 7.11.

Acceptance of Appointment by Successor Trustee.  Any new Trustee appointed pursuant to any of the provisions hereof shall execute, acknowledge and deliver to the Issuer an instrument accepting such appointment; and thereupon such new Trustee, without any further act, deed or conveyance, shall become vested with all the estates, Properties, rights, powers and trusts of its predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but, nevertheless upon the written request of the Issuer or the successor Trustee, the Trustee ceasing to act, upon payment of fees and expenses due to it, shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, Properties, rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the Collateral and monies held by such Trustee to the successor Trustee so appointed in its or his place.  Upon acceptance of appointment by a successor Trustee as provided in this Section 7.11, the successor Trustee shall give to the holders of Secured Obligations written notice of the succession of such Trustee to the trusts hereunder.  Neither failure so to mail nor any defect in the notice so mailed shall affect the sufficiency of the proceedings in question.

Section 7.12.

Conveyance upon Request of Successor Trustee.  Should any deed, conveyance or instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in and confirming to such new Trustee such estates, Properties, rights, powers and trusts as are created by this Indenture or the other Security Documents, then upon request of such successor Trustee any and all such deeds, conveyances and instruments in writing shall be made, executed, acknowledged and delivered, and, if and where appropriate, shall be caused to be recorded and filed, by the Issuer.

Section 7.13.

Co-Trustees and Additional Trustees.

(a)

Delivery of Documents.  Anything herein contained to the contrary notwithstanding, if, at any time or times, in order to conform with any law of any jurisdiction in which the Issuer shall then own or hold any Collateral, the Trustee shall be advised by counsel satisfactory to it that it is necessary or prudent in the interest of the holders of the Secured Obligations so to do, the Trustee shall execute and deliver any and all instruments and agreements necessary or proper to appoint, on behalf of the Trustee, the holders of the Secured Obligations and the Issuer, another trust company, banking corporation or banking association, or one or more other Persons approved by the Trustee either to act as co-trustee or co-trustees hereunder, jointly with the Trustee, or its successors, or to act as separate trustee or trustees hereunder; and the trust company, banking corporation or banking association, or the Person or Persons so appointed shall be such co-trustee or co-trustees, or separate trustee or trustees, with such powers, duties and discretion as shall be specified in the said instruments or agreements of appointment, executed as aforesaid; provided, however, that such instruments or agreements shall not grant to any such trustees any rights or powers greater than, or in addition to, those granted to the Trustee hereunder and under the other Security Documents.  It shall not be necessary for any holder of a Secured Obligation or the Issuer or any other Person other than the Trustee to execute and deliver any such instruments or agreements.  The Trustee shall not be responsible for any act or omission of any co-trustee selected by the Issuer or the holders of the Secured Obligations.

(b)

Exercise of Powers.  The rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred and imposed upon, and exercised or performed by the Trustee, or jointly by the Trustee and any co-trustee or co-trustees or separate trustee or trustees appointed pursuant to this Section 7.13 as provided herein or in the instrument or agreement appointing such co-trustee or co-trustees or separate trustee or trustees, except to the extent that under the law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or co-trustees or separate trustee or trustees.

(c)

Trustee Attorney-in-Fact.  Any co-trustee or co-trustees or separate trustee or trustees appointed hereunder may at any time by an instrument in writing constitute the Trustee, or its successor in the trusts hereunder, its or their attorney-in-fact, with full power and authority, to the extent which may be permitted by law, to do any and all acts and things and exercise any and all discretion authorized or permitted by it or them, for and on behalf of it or them, and in its or their name.

(d)

Notice.  The Trustee will, as promptly as practicable, give written notice in reasonable detail of the appointment of any co-trustee or separate trustee under this Section 7.13 to each of the Secured Parties and the Issuer.

(e)

Resignation of Co-Trustee or Separate Trustee.  Each co-trustee or separate trustee appointed pursuant to the provisions of this Section 7.13 may resign and may be removed by the Trustee, and the successors to such trustees may be appointed by the Trustee as set forth in the first paragraph of this Section 7.13; provided that all of the provisions hereof with respect to the resignation or removal of the Trustee or the appointment of a successor to the Trustee (except the provisions of Section 7.10), and the effect thereof, shall be deemed applicable to the resignation or removal of each co-trustee or separate trustee appointed pursuant to the provisions of this Section 7.13 or to the appointment of successors to such trustees, as the case may be.

Section 7.14.

Trustee’s Representations and Warranties.  The Trustee represents, warrants and covenants that:

(a)

Organization, Etc.  It is a national banking association duly chartered, validly existing and in good standing under the laws of the United States of America, and has all requisite power, authority and legal right under the laws thereof to execute, deliver and carry out the terms of each of the Security Documents to which it is a party.  Its corporate trust office is located at its street address set forth in Section 10.3.

(b)

Authorization, Etc.  It has duly authorized, executed and delivered this Indenture and the other Security Documents to which it is a party.

(c)

No Violation.  The execution and delivery of, and performance of its obligations under, this Indenture and the other Security Documents to which it is a party will not result in any violation of, or be in conflict with, or constitute a default under, any of the provisions of its articles of association or by-laws, or of any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, note or bond purchase agreement, license or bank loan or credit agreement or other agreement to which it is a party or by which it is bound, or any Governmental Requirement of any Governmental Authority governing the banking or trust powers of the Trustee.

(d)

No Consents or Approvals.  Neither the execution and delivery by it, in its individual capacity or as Trustee, as the case may be, of this Indenture nor the consummation of any of the transactions contemplated thereby requires the consent or approval of, the giving of notice to, or the registration with, any Governmental Authority pursuant to any law governing the banking or trust powers of Trustee.

(e)

Capitalization.  It has (or the bank or bank holding company owning all of the outstanding capital stock or share capital of the Trustee has) capital and unimpaired surplus aggregating at least $500,000,000.

ARTICLE 8

AMENDMENTS AND WAIVERS

Section 8.1.

Supplemental Indentures Without Secured Parties’ Consent.  The Issuer and the Trustee from time to time and at any time, subject to the restrictions in this Indenture contained, may, without consent from the Secured Parties, enter into an indenture or indentures supplemental hereto and which thereafter shall form a part hereof for any one or more or all of the following purposes:

(a)

to cure any ambiguity or cure, correct or supplement any defect or inconsistent provision hereof or any supplement hereto or thereto, provided that none of the foregoing shall adversely affect or diminish the rights of the Secured Parties in any respect;

(b)

to amplify the description of any Property set forth in any Security Document constituting Collateral, or to add any additional Property as Collateral;

(c)

to appoint any co-trustee or separate or successor trustee in accordance with the terms hereof so long as any such Person shall not be required to perform any duties or be exposed to any liabilities except as provided herein; and

(d)

to provide for the joinder of any Additional Secured Party pursuant to the terms hereof.

The Issuer covenants to perform all requirements of any such supplemental indenture.  No restrictions or obligations imposed upon the Issuer may, except as otherwise provided in this Indenture, be waived or modified by such supplemental indentures or otherwise.

Section 8.2.

Amendments and Waivers With Secured Parties’ Consent.  This Indenture and any other Security Document may be amended, and the observance of any term hereof or thereof may be waived, only in writing by agreement of the Trustee and the Issuer (in the form of a supplemental indenture or otherwise), and only with the written consent of the Required Secured Parties, provided that no such amendment or waiver, shall, without the consent of all Secured Parties adversely affected thereby:

(a)

permit the creation of any Lien or security interest with respect to any of the Collateral (excluding Excepted Liens) in favor of any Person other than the Trustee for the benefit of the Secured Parties;

(b)

effect the deprivation of any Secured Party of the benefit of any Lien in and to the Collateral (other than in connection with a release of Collateral in accordance with Section 9.1);

(c)

amend Article 2, Article 3, Article 6, Section 8.4 or Section 10.1 or this

Section 8.2 or amend any defined term to the extent used therein;

(d)

reduce the amounts of debt service payments owed to such Secured Party under its Financing Documents that are included under Section 6 of the Consent;

(e)

modify the definition of “Required Secured Parties,” or “Secured Obligations” or any definition used therein to the extent used therein, or otherwise change the percentage of the aggregate principal amount of Secured Obligations the holders of which are required to consent to any such waiver or supplemental agreement or amendment or modification pursuant to this Section 8.2;

(f)

permit any sale, transfer, conveyance, pledge or release of Collateral not permitted herein and in any other Financing Document; or

(g)

alter any provisions herein or in any other Security Document relative to payment or priority of the Secured Obligations or Liens securing the Secured Obligations.

No such amendment or waiver shall modify the rights, duties or immunities of the Trustee, without the consent of the Trustee.

Section 8.3.

Notice of Amendment or Waiver.  Promptly after the execution by the Issuer and the Trustee of any amendment or waiver pursuant to Sections 8.1 or 8.2, the Trustee shall give written notice, together with a conformed copy thereof, to each Secured Party at such time.  Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such document.

Section 8.4.

Solicitation of Secured Parties.  The Issuer will not solicit, request or negotiate for or with respect to any proposed amendment or waiver, or consent with respect thereto, of any of the provisions hereof or any other Security Document unless each Secured Party shall be informed thereof by the Issuer and shall be afforded the opportunity of considering the same.  The Issuer will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Secured Party as consideration for or as an inducement to entering into by any Secured Party of any waiver, modification or amendment of, or agreement with respect to, any of the terms and provisions hereof or the other Security Documents unless such remuneration is concurrently paid, on the same terms, ratably according to amount of outstanding Secured Obligations, to all Secured Parties holding Secured Obligations at the time (regardless of whether such Secured Party executed such amendment or waiver).

Section 8.5.

Opinion of Counsel Conclusive as to as to Amendments and Waivers.  The Trustee is hereby authorized to join with the Issuer in the execution of any amendment, waiver or consent authorized or permitted by the terms hereof and to make the further agreements and stipulations that may be therein contained, and the Trustee shall receive an opinion of counsel as conclusive evidence that any such document executed pursuant to the provisions of this Article 8 complies with the requirements of this Article 8.

Section 8.6.

Effect of Amendments and Waivers.  Upon the execution of any amendment, waiver or consent pursuant to the provisions of this Article 8, this Indenture or any other Security Document shall be, and be deemed to be, amended and modified in accordance therewith, and the respective rights, duties and obligations of the Issuer, the Trustee and all Secured Parties hereunder and thereunder and under the Secured Obligations shall thereafter be determined, exercised and enforced hereunder and thereunder, subject in all respects to such amendment and waiver, and all the terms and conditions of any such amendment or waiver shall be and be deemed to be part of the terms and conditions hereof or thereof for any and all purposes.

Section 8.7.

Amendments to Recorded Documents and Instruments.  Upon the written request of the Required Secured Parties, the Trustee will duly execute and deliver such instruments and documents as may become necessary to reflect, in the public records in which any instrument or document has been filed evidencing the Liens granted to the Trustee pursuant to the Security Documents, any amendment to the description of the Collateral or the Trust Estate by reason of any amendment or restatement of this Indenture or any other Security Document.

ARTICLE 9

SATISFACTION AND DISCHARGE; UNCLAIMED MONIES

Section 9.1.

Satisfaction and Discharge of Agreement.  (a) If the Issuer shall fully, finally and indefeasibly pay, or cause to be paid, all Secured Obligations and the lending commitment of each Secured Party has terminated, then and in that case this Indenture shall cease, terminate and become null and void, and thereupon the Trustee shall, upon the written request of the Issuer, forthwith execute proper instruments acknowledging satisfaction of and discharging this Indenture, the other Security Documents and any related UCC financing statements and any other related filings in public offices; provided, however, that in no event shall the trusts created by this Indenture continue beyond the expiration of twenty-one (21) years after the death of the last to die of all descendants living on the date of execution of this Indenture of Joseph P. Kennedy, late father of the late President of the United States, John F. Kennedy.  The satisfaction and discharge hereof and of the other Security Documents shall be without prejudice to the rights of the Trustee under Section 7.2 to charge and be reimbursed by the Issuer for any expenditures that it may thereafter incur in connection herewith and without prejudice to the rights of the Trustee and any Secured Party under any provisions hereof or in the other Security Documents, the effectiveness of which is therein expressly provided to survive any one or more of the payment of any of the Secured Obligations and the termination of the lending commitment of each Secured Party.

(b)  Notwithstanding anything to the contrary contained herein, if all or any part of any payment on account of the Secured Obligations made prior to, or contemporaneously with, a termination of this Indenture shall be invalidated, set aside, declared or found to be void or voidable or required to be repaid to the Issuer, any trustee, custodian, receiver, conservator, master, liquidator or other Person pursuant to the Bankruptcy Code or pursuant to any common law or equitable cause, then, to the extent of such invalidation, set aside, voidness, voidability or required repayment, neither the Secured Obligations nor the Liens hereof shall be deemed to have been paid, satisfied, released or discharged under this Article 9, and, to the extent of such invalidation, set aside, voidness, voidability or required repayment, the Secured Obligations and such Liens shall be immediately and automatically revived without the necessity of any action by the Issuer, the Trustee or any of the Secured Parties, and the Lien hereof shall continue in full force and effect thereafter until all of the Secured Obligations shall have been fully, finally and indefeasibly paid.

Section 9.2.

Return of Unclaimed Monies.  Notwithstanding any provisions of this Indenture, any monies deposited with the Trustee in trust for the payment of the Secured Obligations or other sums payable hereunder by the Issuer and remaining unclaimed for two (2) years after the last date on which any such Secured Obligations shall have become due and payable (whether at maturity or upon optional prepayment or by declaration as provided in this Indenture), shall then be repaid to the Issuer upon its written request, unless otherwise required by mandatory provisions of applicable escheat or abandoned property laws, and the holders of such Secured Obligations, unless otherwise required by mandatory provisions of applicable escheat or abandoned property laws, shall thereafter be entitled to look only to the Issuer for repayment thereof, and all liability of the Trustee with respect to such monies shall thereupon cease; provided, however, that before the repayment of such monies to the Issuer, as aforesaid, the Trustee shall (at the cost of the Issuer) first mail to all holders of the Secured Obligations  then outstanding at their addresses as set forth in the register required to be maintained pursuant to Section 4.3 a notice that said monies remain unclaimed and that, after a date named in said notice, which date shall not be less than ten (10) or more than twenty (20) days after the date of the first mailing of such notice, the balance of such monies then unclaimed will be returned to the Issuer.  In the event of the repayment of any such monies to the Issuer as aforesaid, the holders of the Secured Obligations in respect of which such monies were deposited shall thereafter be deemed to be unsecured creditors of the Issuer for amounts equivalent to the respective amounts deposited for the payment of such Secured Obligations and so repaid to the Issuer (without interest thereon and subject to applicable escheat and abandoned property laws).

ARTICLE 10

MISCELLANEOUS

Section 10.1.

Successors and Assigns.  Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all the covenants, promises and agreements contained in this Indenture by or on behalf of the Issuer, by or on behalf of the Trustee or by or on behalf of a Secured Party, shall bind and inure to the benefit of the respective successors and permitted assigns of such parties whether so expressed or not; provided, however, that the Issuer shall not assign or transfer any of its rights or delegate any of its duties or obligations hereunder or under any other Security Document without the prior written consent of each Secured Party.

Section 10.2.

Partial Invalidity.  Any provision of this Indenture that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.3.

Communications.  Any notice or communication provided for herein is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier for next day delivery, and addressed as follows:

If to the Issuer:

MGE Power Elm Road, LLC

133 South Blair Street

Madison, Wisconsin 53703

Attention: Manager

Telecopier:  (608) 252-7098

If to the Trustee:

U.S. Bank National Association

1555 North RiverCenter Drive – Suite 203

Milwaukee, Wisconsin 53212

Attn:  Corporate Trust Services

Telecopier:  (414) 905-5049

If to the Secured Parties, at the address for communications and notices specified in the Secured Parties register maintained by the Trustee pursuant to Section 4.3.

The parties hereto, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to the Secured Parties) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail (registered or certified, return receipt requested) if mailed; when receipt acknowledged, on the Business Day sent, if telecopied before 3:00 p.m. New York, New York time, and otherwise on the next Business Day; and the next Business Day after timely delivery to the courier if sent by overnight air courier for next day delivery; provided, however, that any notice to the Trustee shall only be deemed given upon receipt.

Any notice or communication to a Secured Party under this Indenture shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register required to be maintained pursuant to Section 4.3.  Any such notice or communication shall be deemed to have been duly given: five (5) days after being deposited in the mail (registered or certified, return receipt requested) if mailed and the next Business Day after timely delivery to the courier if sent by overnight air courier for next day delivery.

If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 10.4.

GOVERNING LAW.  THIS INDENTURE (INCLUDING THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAW RULES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK; EXCEPT THAT THE PROVISIONS UNDER THIS INDENTURE FOR THE CREATION, PERFECTION, PRIORITY, ENFORCEMENT AND FORECLOSURE OF THE LIENS AND SECURITY INTERESTS CREATED IN THE COLLATERAL SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 10.5.

Counterparts.  This Indenture may be executed, acknowledged and delivered in any number of counterparts, each of such counterparts constituting an original but all together only one Indenture; provided, however, that this Indenture shall not be deemed to be delivered until at least one counterpart shall have been executed by the Issuer and the Trustee and a counterpart so executed shall have been delivered to the Trustee.

Section 10.6.

Headings, Etc.; Gender.  The table of contents and any headings or captions preceding the text of the several sections hereof are intended solely for convenience of reference and shall not constitute a part of this Indenture nor shall they affect its meaning, construction or effect.  Each covenant contained in this Indenture shall be construed (absent an express contrary provision therein) as being independent of each and every other covenant contained herein and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any and all other covenants.  All references herein or in any other Financing Document to the masculine, feminine or neuter gender shall also include and refer to each other gender not so referred to.

Section 10.7.

Amendments.  This Indenture may, subject to the provisions of Article 8 hereof, from time to time and at any time, be amended or supplemented by an instrument or instruments in writing executed by the parties hereto.

Section 10.8.

Benefits of Agreement Restricted to Parties.  Nothing in this Indenture expressed or implied is intended or shall be construed to give to any Person other than the Issuer, the Trustee and the Secured Parties, any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Issuer, the Trustee and the Secured Parties.

Section 10.9.

Waiver of Notice.  Whenever in this Indenture the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the Person or Persons entitled to receive such notice.

Section 10.10.

Joinder.  Any Holder or Other Secured Lender not executing and delivering this Indenture on the date hereof shall execute and deliver a Joinder, except that any transferee of a Note in accordance with Section 13.2 of the Note Purchase Agreement shall not be required to execute and deliver a Joinder and shall be deemed, by its acceptance of any such Note, to have agreed to the terms and conditions of this Indenture, to be bound by the terms hereof and to have all of the rights and benefits granted to a Secured Party herein.  Promptly upon the execution and delivery of a Joinder (or the transfer and acceptance of a Note as provided in the previous sentence), such Holder or Other Secured Lender, as applicable, shall be deemed a “Secured Party” for all purposes herein.  Any reasonable costs, fees or expenses incurred by the Trustee or any Secured Party in connection with the execution and delivery of a Joinder to this Indenture shall be for the account of the Issuer.

Section 10.11.

Additional Financing Statements.  The Issuer hereby authorizes the Trustee to file one or more financing statements, and amendments thereto, required to perfect the Liens granted under the Security Documents.

Section 10.12.

Directly or Indirectly.  Where any provision in this Indenture refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 10.13.

Exhibits, Annexes and Sections.  All references herein to Exhibits, Annexes or Sections shall be to the Exhibits and Annexes attached to this Indenture and to the Sections hereof unless the context otherwise requires reference to an exhibit, annex to or section of another document.  All Exhibits and Annexes attached to this Indenture are made a part hereof for all purposes.  The words “this Indenture,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular subdivision unless expressly so limited.  The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur.  The word “or” is not exclusive.

Section 10.14.

Officers’ Certificate and Opinions of Counsel; Statements to be Contained Therein.  (a) Other than as specifically provided in Section 3.8 above with respect to any demand by the Issuer, upon any request, application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee a certificate signed by a Responsible Officer stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and, upon specific request therefor, an opinion of counsel stating that in the opinion of such counsel all such conditions precedent (to which a legal opinion is reasonably appropriate) have been complied with, except that in the case of any such request, application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular request, application or demand, no additional certificate or opinion need be furnished.

(b)

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (i) a statement that the person making such certificate or opinion has read such covenant or condition, (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied or complied with and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied or complied with.

(c)

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer has actual knowledge that such certificate, opinion or representations are erroneous or, in the exercise of reasonable care, should know that the same are erroneous.  Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon the certificate, statement or opinion of, or representations by, a Responsible Officer or Officers of the Issuer, unless such counsel has actual knowledge that such certificate, statement or opinion or representations are erroneous.

(d)

Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of, or otherwise engaged or retained by, the Issuer or an Affiliate thereof, unless such officer or counsel, as the case may be, has actual knowledge that such certificate or opinion or representations are erroneous.

(e)

Any certificate or opinion of any independent firm of accountants filed with the Trustee shall contain a statement that such firm is independent.

SECTION 10.15.

NO ORAL AGREEMENTS.  THE SECURITY DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES THERETO AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER THEREOF.  THE SECURITY DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS

OF SUCH PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

SECTION 10.16.

EXCULPATION PROVISIONS.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS INDENTURE AND THE OTHER FINANCING DOCUMENTS TO WHICH IT IS A PARTY AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS INDENTURE AND THE OTHER FINANCING DOCUMENTS TO WHICH IT IS A PARTY; THAT IT HAS IN FACT READ THIS INDENTURE AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS INDENTURE; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE OR IN-HOUSE LEGAL COUNSEL THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS INDENTURE AND THE OTHER FINANCING DOCUMENTS TO WHICH IT IS A PARTY; AND HAS RECEIVED THE ADVICE OF SUCH ATTORNEY IN ENTERING INTO THIS INDENTURE AND THE OTHER FINANCING DOCUMENTS TO WHICH IT IS A PARTY; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS INDENTURE AND THE OTHER FINANCING DOCUMENTS TO WHICH IT IS A PARTY RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS INDENTURE AND THE OTHER FINANCING DOCUMENTS TO WHICH IT IS A PARTY ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 10.17.

Trustee Not Engaging in a Trade or Business.  The trusts created hereunder have been organized for the purposes described herein with no objective by the Trustee to engage in the conduct of a trade or business.

Section 10.18.

Non-Recourse.  Subject to the terms of this Section 10.18, (a) there shall be no recourse against any affiliates, stockholders, officers, directors, representatives or employees of the Issuer (each a “Non-Recourse Party”), for any payment due from the Issuer hereunder or under any other Security Document, or for the performance of any obligation of the Issuer hereunder or thereunder, or for any breach of any representation or warranty made by the Issuer hereunder or thereunder, and (b) the sole recourse of the Trustee and the Secured Parties hereunder or under any other Security Document for any payment due from the Issuer hereunder or under any other Security Document, or for the performance of any obligation of the Issuer hereunder or thereunder, or for any breach of any representation or warranty made by the Issuer hereunder or thereunder, shall be against the Issuer and its property and assets; provided, however, that nothing contained in this Section 10.18 shall (i) in respect of the Issuer, in any way affect or impair the validity of the Secured Obligations or any other Financing Documents, (ii) in any way affect or impair the taking of any action permitted by law against the Issuer or any Non-Recourse Party, (iii) in any way affect or impair the rights of the Trustee and the Secured Parties to take any action permitted by law to realize upon the Collateral, (iv) in any way be deemed to release the Issuer or any Non-Recourse Party from liability for its fraudulent actions, fraudulent misrepresentations, negligence or willful misconduct or (v) in any way affect or impair the obligations and liabilities of the Issuer or any Non-Recourse Party in accordance with the terms of any Financing Document to which it is now or at any time hereafter a party.

Section 10.19.

Jurisdiction and Process; Waiver of Jury Trial.  (a) The Issuer irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Indenture or the other Security Documents.  To the fullest extent permitted by applicable law, the Issuer irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)

The Issuer consents to process being served by or on behalf of the Trustee or any Secured Party in any suit, action or proceeding of the nature referred to in Section 10.19(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 10.3 or at such other address of which Trustee or such Secured Party shall then have been notified pursuant to said Section.  The Issuer agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)

Nothing in this Section 10.19 shall affect the right of the Trustee or any Secured Party to serve process in any manner permitted by law, or limit any right that the Trustee or any Secured Party may have to bring proceedings against the Issuer in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)

THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS INDENTURE OR ANY OTHER SECURITY DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first written above.

MGE POWER ELM ROAD, LLC

By /s/ Jeffrey C. Newman

Name: Jeffrey C. Newman

Title:   Manager

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By /s/ Steven F. Posto

Name: Steven F. Posto

Title:   Vice President

METROPOLITAN LIFE INSURANCE COMPANY

By /s/ John A. Tanyeri

Name: John A. Tanyeri

Title:   Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By /s/ Timothy S. Collins

Name: Timothy S. Collins

Title:    Authorized Representative

[SIGNATURE PAGE TO TRUST INDENTURE]

FORM OF JOINDER

Re: MGE Power Elm Road, LLC

This JOINDER TO COLLATERAL TRUST INDENTURE, SECURITY AND ASSIGNMENT AGREEMENT (this “Security Joinder”), dated as of _____________ __, 20__,  is entered into by the undersigned [Additional Secured Party] (the “Additional Secured Party”), MGE POWER ELM ROAD, LLC, a Wisconsin limited liability company (the “Issuer”), and U.S. Bank National Association, a national banking association, as collateral trustee on behalf of the Secured Parties (the “Trustee”).  Terms not otherwise defined herein shall have the meaning set forth in the Indenture hereinafter referred to below.

RECITALS

WHEREAS, the Issuer owns an undivided interest in each of the Unit 1 Facility and the Unit 2 Facility;

WHEREAS, pursuant to the Facility Lease Agreements, the Issuer has leased to MGE its interest in each of the Unit 1 Facility and the Unit 2 Facility;

WHEREAS, in order to finance a portion of the Issuer’s share of the cost of developing and constructing the Facilities, the Issuer has entered into the Note Purchase Agreement pursuant to which the Issuer has issued and sold to the Initial Holders the Series A Notes;

WHEREAS, pursuant to Section 10.1(b) of the Note Purchase Agreement, the Issuer may incur additional Indebtedness to finance any remaining development and construction costs related to the Facilities, which additional Indebtedness may be in the form of (i) the issuance of Additional Notes to Additional Purchasers pursuant to the Note Purchase Agreement or (ii) Other Secured Loans made by Other Secured Lenders pursuant to an Other Secured Loan Agreement;

WHEREAS, to secure the Issuer’s obligations with respect to the Series A Notes and any Additional Notes or Other Secured Loans, the Issuer has entered into certain Security Documents, including, but not limited to that certain Collateral Trust Indenture, Security and Assignment Agreement, dated as of February 3, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Issuer, each of the Secured Parties thereto and the Trustee, pursuant to which the Issuer has collaterally assigned in favor of the Trustee, for the benefit of the Secured Parties, all of its right, title and interest in the Collateral described therein; and

WHEREAS, pursuant to Section 10.10 of the Indenture, any Additional Purchasers or Other Secured Lenders wishing to become an Additional Secured Party and obtain rights in the Collateral and otherwise to be entitled to the benefits of the Indenture and the other Security Documents is required to enter into this Security Joinder.

NOW, THEREFORE, in consideration of the premises and other good and valuable

ANNEX A

(to Collateral Trust Indenture, Security

and Assignment Agreement)

consideration, the receipt and sufficiency whereof are hereby acknowledged, the Additional Secured Party does hereby covenant and agree, as follows:

In accordance with the requirements of the Indenture, the Additional Secured Party desires to join in the Indenture as a “Secured Party” and agrees to be a party to, subject to, and bound by the terms and provisions of the Indenture in the same manner as if the Additional Secured Party was an original signatory to the Indenture, so that at all times from and after the date hereof, the Additional Secured Party shall be entitled to the rights and benefits set forth in Indenture to the extent and in the manner set forth therein.

The undersigned is duly authorized to execute and deliver this Security Joinder.  The execution by the undersigned of this Security Joinder shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Indenture.

Upon execution of this Security Joinder, the Indenture shall be deemed to be amended as set forth above.  Except as amended herein, the terms and provisions of the Indenture is hereby ratified, confirmed and approved in all respects.

[Remainder of Page Intentionally Blank]

Any and all notices, requests, certificates and other instruments (including any note) may refer to the Indenture without making specific reference to this Security Joinder, but nevertheless all such references shall be deemed to include this Security Joinder unless the context shall otherwise require.

[ADDITIONAL SECURED PARTY]

By

Name:

Title:

MGE POWER ELM ROAD, LLC

By

Name:

Title:  Manager

U.S BANK NATIONAL ASSOCIATION, as Trustee

By

Name:

Title:

SECURITY INTEREST FILINGS AND RECORDINGS

Filing of a UCC-1 financing statement (listing the Issuer as debtor and the Collateral Agent as secured party and describing the Collateral) with the Wisconsin Department of Financial Institutions.

SCHEDULE 5.8

(to Collateral Trust Indenture, Security

and Assignment Agreement)

EXHIBIT A

Legal Description of Elm Road Site*

Area “A”

Being part of the Northwest 1/4 and the Northeast Fractional 1/4 of Section 36, Town 5 North, Range 22 East and the Northwest Fractional 1/4 of Section 31, Town 5 North, Range 23 East, City of Oak Creek, Milwaukee County, Wisconsin, bounded and described as follows:

Commencing at the Northwest corner of the aforesaid Northeast Fractional 1/4 of Section 36; thence N89°49'27"E along the North line of said Northeast Fractional 1/4 of Section 36, 2199.57 feet to a point on the East line of East Oakwood Road as delineated by the aforesaid City of Oak Creek, said point also being a meander corner on said North line and the point of beginning; thence S21°09'39"E along a meander line, 1210.79 feet to a meander corner on the East line of said Northeast Fractional 1/4 of Section 36; thence S25°43'15"E along a meander line, 1669.86 feet to a point on the East line of East Elm Road as delineated by the aforesaid City of Oak Creek, said point also being a meander corner on the South line of the aforesaid Northwest Fraction 1/4 of Section 31; thence S89°11'23"W along said South line, 702.85 feet to the Southeast corner of the aforesaid Northeast Fractional 1/4 of Section 36; thence S89°44'16"W along the South line of the said Northeast Fractional 1/4 Section 36, 2389.50 feet to a point on the Easterly line of the Chicago and North Western Transportation Company right-of-way; thence N21°17'33"W along said Easterly line, 2803.75 feet to an iron pipe found and a point on the South line of the aforesaid East Oakwood Road; thence N89°49'19"E along said South line, 194.06 feet to the Westerly line of Lot 1, Certified Survey Map (C.S.M.) No. 5261; thence S21°17'33"E along said Westerly line, 911.31 feet to an iron rod found; thence N89°46'47"E along the South line of said Lot 1, 366.42 feet to a iron rod found; thence N00°40'16"W along the East line of said Lot 1 and the West line of Lot 2, C.S.M. No. 88, 822.89 feet to a point on the South line of the aforesaid East Oakwood Road, said point also being the Northwest corner of Lot 2, Certified Survey Map No. 88; thence N89°49'27"E along said South line, 528.00 feet to an iron pipe found; thence N00°40'16"W along said South line, 27.00 feet; thence N89°49'27"E along said South line, 1539.27 feet to a point on the aforesaid East line of East Oakwood Road; thence N00°10'33"W along said East line, 33.00 feet to the point of beginning, expecting the Southerly 33 feet West of the meander corner dedicated for road purposes, together with that part of the aforesaid Northeast Fractional 1/4 Section 36 and that part of the aforesaid Northwest Fractional 1/4 of Section 31 lying East of the aforesaid meander lines and West of the Westerly boundary of Lake Michigan.  Containing 193.8592 acres (8,444,507 Sq. Ft.) more or less of land gross to the Westerly boundary of Lake Michigan, 166.9345 acres (7,271,667 Sq. Ft.) more or less of land net to said meander lines.  Subject to riparian rights, covenants, conditions, restrictions and easements of record.

Area “B”

Being part of the Southeast 1/4 Section 36, Town 5, Range 22 East and the Southwest Fractional

EXHIBIT A

(to Collateral Trust Indenture, Security

and Assignment Agreement)

1/4 of Section 31, Town 5 North, Range 23 East, City of Oak Creek, Milwaukee County, Wisconsin, bounded and described as follows:

Beginning at the Northeast corner of the aforesaid Southeast 1/4 of Section 36; thence N89°11'23"E along the North line of the aforesaid Southwest Fractional 1/4 of Section 31, 702.85 feet to a meander corner on said North line; thence S20°44'41"E along a meander line, 2795.19 feet to a meander corner on the South line of the aforesaid Southwest Fractional 1/4 of Section 31; thence S89°12'43"W along said South line, 1655.56 feet to the Southeast corner of the aforesaid Southeast 1/4 of Section 36; thence S89°13'29"W along the South line of said Southeast 1/4, 1346.79 feet to the Easterly line of the Chicago and North Western Transportation Company right-of-way; thence N21°17'33"W along said Easterly line, 750.00 feet; thence continuing along said Easterly line, N51°17'33"W, 100 feet; thence continuing along said Easterly line, N21°17'33"W, 2009.95 feet to a point on the North line of the aforesaid Southeast 1/4 of Section 36; thence N89°44'16"E along said North line, 2389.50 feet to the point of beginning, excepting the Northerly 33 feet West of the meander corner dedicated for road purposes, together with that part of the aforesaid Southwest Fractional 1/4 of Section 31 lying East of the aforesaid meander line and West of the Westerly boundary of Lake Michigan.  Containing 241.3945 acres (10,515,143 Sq. Ft.) more or less of land gross to the Westerly boundary of Lake Michigan, 182.5011 acres (7,949,748 Sq. Ft.) more or less of land net to said meander line.  Subject to riparian rights, covenants, conditions, restrictions and easements of record.

Area “C”

Being part of the Northeast 1/4 of Section L Town 4 North, Range 22 East and the North Fractional 1/2 of Section 6, Town 4 North,  Range 23 East, Village of Caledonia, Racine County, Wisconsin, bounded and described as follows:

Beginning at the Northeast corner of the aforesaid Northeast 1/4 of Section 1; thence N89°12'43"E along the North line of the aforesaid North Fractional 1/2 of Section 6, 1655.55 feet to a meander corner on said North line; thence S20°46'04"E along a meander line, 1472.36 feet to a point on the North line of the South 80 acres of said North Fractional 1/2 of Section 6; thence S85°31'53"W along said North line, 2162.64 feet to a point on the East line of the aforesaid Northeast 1/4 of Section 1, said point being 1522.57 feet South of the Northeast corner of the aforesaid Northeast 1/4 of Section 1 as measured along said East line; thence S00°48'20"E along said East line, 1119.17 feet to the Southeast corner of said Northeast 1/4 of Section 1; thence N88°30'37"W along the South line of said Northeast 1/4 of Section 1,419.49 feet to a point on the Easterly line of the Chicago and North Western Transportation Company right-of-way; thence N21°17'33"W along said Easterly line, 2684.25 feet; thence continuing along said Easterly line, N68°42'27"E, 50.00 feet; thence continuing along said Easterly line, N21°17'33"W, 100.00 feet to a point on the North line of said Northeast 1/4 of Section 1; thence N89°13'29"E along said North line, 1346.79 feet to the point of beginning, together with that part of the aforesaid North Fractional 1/2 of Section 6 lying East of the aforesaid meander line, North of the aforesaid North line of the South 80 acres and West of the Westerly boundary of Lake Michigan.  Containing 139.1991 acres (6,063,511 Sq. Ft.) more or less of land gross to the Westerly boundary of Lake Michigan, 118.7895 acres (5,174,472 Sq. Ft.) more or less of land net to said meander line.  Subject to riparian rights, covenants, conditions, restrictions and easements of record.

Area “D”

Being part of the Southeast 1/4 of Section 1, Town 4 North, Range 22 East and the South Fractional 1/2 of Section 6, Town 4 North, Range 23 East, Village of Caledonia, Racine County, Wisconsin, bounded and described as follows:

Beginning at the Northeast corner of the aforesaid Southeast 1/4 of Section 1; thence N85°31'53"E along the North line of the aforesaid South Fractional 1/2 of Section 6, 2560.72 feet to a meander line intersecting said North line; thence S20°46'04''E along said meander line, 292.10 feet to a meander corner on the North and South 1/4 line of said South Fractional 1/2 of Section 6; thence S30°47'21"E along a meander line, 2627.79 feet to a meander corner on the South line of said South Fractional 1/2 of Section 6; thence S85°36'59"W along said South line, 1329.18 feet to the South of said South Fractional 1/2 of Section 6; thence N00°28'53"W along the aforesaid North and South 1/4 line, 1791.96 feet to the South line of the North 12.82 chains of Southwest 1/4 of said Section 6; thence S85°31'53"W along said South line of the North 12.82 chains, 2647.20 feet to the Easterly line of Tax Key No. 06-013-000, said Easterly line also being the Westerly line of Certified Survey map No. 1189; thence S21°16'53"E along said Easterly line, 1832.97 feet to an iron pipe found and the North line of Seven Mile Road; thence S85°31'53"W along said North line, 104.47 feet to the Easterly line of the Chicago and North Western Transportation Company right-of-way; thence N21°16'53"W along said Easterly line, 2762.36 feet to a point on the North line of the aforesaid Southeast 1/4 of Section 1; thence S88°30'37"E along said North line, 419.49 feet to the point of beginning, together with that part of the aforesaid South Fractional 1/2 of Section 6 lying East of the aforesaid meander lines and West of the Westerly boundary of Lake Michigan.  Containing 128.6296 acres (5,603,106 Sq. Ft.) more or less of land gross to the Westerly boundary of Lake Michigan, 96.4971 acres (4,203,413 Sq. Ft.) more or less of land net to said meander line.  Subject to riparian rights, covenants, conditions, restrictions and easements of record.

Area “E”

Being part of the Northwest 1/4 of the Northwest 1/4 of Section 7, Town 4 North, Range 23 East, Village of Caledonia, Racine County, Wisconsin, bounded and described as follows:

Commencing at the Northwest corner of the aforesaid Northwest 1/4 of Section 7; thence N85°31'54"E along the North line of said Northwest 1/4 of Section 7, 469.66 feet to a point on the Westerly line of the Chicago and North Western Transportation Company right-of-way; thence S21°21'16"E along said Westerly line, 34.49 feet to a point on the South line of Seven Mile Road, said point also being the point of beginning; thence continuing S21°21'16"E along said Westerly line, 767.80 feet; thence S85°31'54"W, 717.72 feet; thence N00°53'05"W, parallel to and 33.00 feet East of (as measured at right angles to) the West line of the aforesaid Northwest 1/4 of Section 7, 736.14 feet to a point on the aforesaid South line of Seven Mile Road, thence N85°31'54"E along said South line, 448.68 feet to the point of beginning.  Containing 9.8364 acres (428,473 Sq. Ft.) more or less of land.  Subject to covenants, conditions, restrictions and easements of record.

Area “F”

Being part of the Northeast 1/4 of Section 12, Town 4 North, Range 22 East, Village of Caledonia, Racine County, Wisconsin, bounded and described as follows:

Commencing at the Northeast corner of the aforesaid Northeast 1/4 of Section 12; thence S00°53'05"E along the East line of said Northeast 1/4 of Section 12, 144.60 feet; thence N88°40'57"W parallel to the North line of said Northeast 1/4 of Section 12, 33.02 feet to the point of beginning; thence S00°53'05"E parallel to and 33.00 feet West of (as measured at right angles to) the aforesaid East line of the Northeast 1/4 of Section 12, 624.60 feet; thence N88°40'57"W, 193.50 feet; thence N00°53'05"W, 624.60 feet; thence S88°40'57"E, 193.50 feet to the point of beginning.  Containing 2.7725 acres (120,768 Sq. Ft.) more or less of land.  Subject to covenants, conditions, restrictions and easements of record.

Area “G”

Being part of the Southeast 1/4 of Section 1, Town 4 North, Range 22 East and part of the Southwest 1/4 of Section 6, Town 4 North, Range 23 East, Village of Caledonia, Racine County, Wisconsin, bounded and described as follows:

Commencing at the Southeast corner of the aforesaid Southeast 1/4 of Section 1; thence N88°40'57"W along the South line of said Southeast 1/4 of Section 1, 572.27 feet; thence N01°19'03"E, 33.00 feet to a point on the North line of Seven Mile Road (North line being 33.00 feet North of, as measured at right angles to, the South line of said Southeast 1/4 of Section 1 and the South line of said Southwest 1/4 of Section 6), said point also being the point of beginning; thence continuing N01°19'03" E along a West line of Tax Key No. 01-057-003, 308.00 feet; thence N88°40'57"W along a South line of Tax Key No. 01-057-003, 380.02 feet; thence S01°19'03"W along the East line of Tax Key No. 01-053-000, 63.00 feet to an iron rod found; thence N88°40'57"W along the South line of Tax Key No. 01-053-000, 260.72 feet to a point on the Easterly line of Douglas Avenue (S.T.H. “32”), thence Northwesterly along said Easterly line and the arc of a curve to the left, 150.68 feet, radius of 5763.45 feet and a chord bearing N24°51'09"W, 150.68 feet; thence continuing along said Easterly line N24°15'37"W, 1 007.43 feet to the North line of the South 1/2 of the aforesaid Southeast 1/4 of Section 1; thence S88°35'47"E along said North line, 1653.44 feet to a point on the Westerly line of the Chicago and North Western Transportation Company right-of-way; thence S21°16'53"E along said Westerly line, 1343.29 feet to a point on the aforesaid North line of Seven Mile Road; thence South 85°31'53"W along said North line, 459.22 feet; thence continuing along said North line, N88°40'57"W, 570.61 feet to the point of beginning.  Containing 43.5668 acres (1,897,771 Sq. Ft.) more or less of land.  Subject to covenants, conditions, restrictions and easements of record.

Area “H”

Being part of the Southeast 1/4 of Section 1, Town 4 North, Range 22 East, Village of Caledonia, Racine County, Wisconsin, bounded and described as follows:

Commencing at the Northwest corner of the aforesaid Southeast 1/4 of Section 1; thence S00°45'44"E along the West line of said Southeast 1/4 of Section 1, 3.23 feet to a point on the Westerly line of Douglas Avenue (S.T.H. “32”), said point being the point of beginning; thence S38°23'59"E along said Westerly line, 742.73 feet; thence S53°34'18"W along the Northerly line of Lot 1, Certified Survey Map No. 1833, 354.24 feet; thence S36°25'42"E along the Westerly line of said Lot 1,399.14 feet; thence N53°34'18"E along the Southerly line of said Lot 1,343.76 feet to a point on the aforesaid Westerly line of Douglas Avenue; thence Southeasterly along said Westerly line and the arc of a curve to the right, 226.22 feet, radius of 2257.00 feet and a chord bearing S27°07'52"E, 226.12 feet; thence continuing along said Westerly line S24°15'35"E, 254.24 feet to an iron rod found; thence N88°35'47"W along the South line of the North 1/2 of the aforesaid Southeast 1/4 of Section 1, 880.20 feet to an iron rod found; thence N00°45'44"W along the aforesaid West line of the Southeast 1/4 of Section 1, 1321.01 feet to the point of beginning.  Containing 11.6507 acres (507,506 Sq. Ft.) more or less of land.  Subject to covenants, conditions, restrictions and easements of record.

Area “J”

Being part of the Northeast 1/4 and the Northwest 1/4 of Section 1, Town 4 North, Range 22 East, Village of Caledonia, Racine County, Wisconsin, bounded and described as follows:

Beginning at the Northwest corner of the aforesaid Northeast 1/4 of Section 1; thence N89°39'50"E along the North line of the said Northeast 1/4 of Section 1, 22.27 feet to the Southwest corner of the Southeast 1/4 of Section 36, Town 5 North, Range 22 East, City of Oak Creek, Milwaukee County, Wisconsin; thence continuing on said North line, N89°13'29"E, 1125.71 feet to a point on the Westerly line of the Chicago and North Western Transportation Company right-of-way; thence S21°17'33"E along said Westerly line, 2798.39 feet to a point on the South line of said Northeast 1/4 of Section 1; thence N88°30'37"W along said South line, 2023.93 feet to a point on the Easterly line of Douglas Avenue (S.T.H. “32”); thence N38°21'36"W along said Easterly line, 1680.96 feet; thence Northwesterly along said Easterly line and the arc of a curve to the left, 176.96 feet, radius of 5763.00 feet with a chord bearing N39°21'44"W, 176.95 feet; thence N36°51'12"W along said Easterly line, 258.94 feet, thence continuing along said Easterly line, N43°09'12"W, 155.19 feet, thence continuing along said Easterly line, N47°56'12"W, 382.34 feet; thence continuing along said Easterly line, N44°36'55"W, 697.01 feet to a point on the North line of the aforesaid Northwest 1/4 of Section 1; thence N89°39'50"E along said North line, 2049.83 feet to the point of beginning.  Containing 149.6117 acres (6,517,086 Sq. Ft.) more or less of land.  Subject to covenants, conditions, restrictions and easements of record.

Area “K”

Being part of the Southeast 1/4 and the Southwest 1/4 of Section 36, Town 5 North, Range 22 East, City of Oak Creek, Milwaukee County, Wisconsin, bounded and described as follows:

Commencing at the Northwest corner of the aforesaid Southeast 1/4 of Section 36; thence S00°42'13"E along the West line of said Southeast 1/4 of Section 36, 24.75 feet to a point on the

South line of East Elm Road, said point also being the point of beginning; thence continuing on said West line of the Southeast 1/4 of Section 36 and said South line of East Elm Road, S00°42'13"E, 8.25 feet; thence continuing on said South line, N89°44'16"E, 143.35 feet to a point on the Westerly line of the Chicago and North Western Transportation Company right-of-way; thence S21°17'33"E along said Westerly line, 2793.51 feet to a point on the South line of said Southeast 1/4 of Section 36; thence S89°13'29"W along said South line, 1125.71 feet to the Southwest corner of said Southeast 1/4 of Section 36; thence S89°39'50"W along the South line of the aforesaid Southwest 1/4 of Section 36, 22.27 feet to the Northwest corner of the Northeast 1/4 of Section 1, Town 4 North, Range 22 East, Village of Caledonia, Racine County, Wisconsin; thence continuing S89°39'50"W along said South line, 2049.83 feet to a point on the Easterly line of South Chicago Road (S.T.H. “32”), said Easterly line is 33.0 feet Easterly of (as measured at right angles to) the reference line described in Document No. 6669080; thence N44°36'55"W along said Easterly line, 25.21 feet; thence continuing along said Easterly line and the arc of a curve to the right, 1436.73 feet, radius of 1730.06 feet and a chord bearing N20°49'29.5''W, 1395.80 feet to a point on the North line of the South 1/2 of the Southwest 1/4 of said Section 36, said North line also being the South line of lands conveyed by Deed recorded in Volume 118 of Deeds at page 607; thence N89°40'13"E along said North line, 214.19 feet; thence N06°26'53"E along the East line of said Deed, 204.93 feet; thence S89°40'13"W along the North line of said Deed, 214.50 feet to a point on the aforesaid Easterly line of South Chicago Road; thence Northeasterly along said easterly line and the arc of a curve to the right, 142.66 feet, radius of 1730.06 feet and a chord bearing N12°07'05"E, 142.62 feet; thence continuing along said Easterly line, N14°28'49"E, 367.90 feet; thence continuing along said Easterly line and the arc of a curve to the left, 611.60 feet, radius of 3307.05 feet and a chord bearing N09°10'56"E, 610.73 feet to a point on the South line of East Elm Road; thence N89°40'36"E along said South line, 726.76 feet; thence S00°42'24"E along the West line of lands conveyed by Deed in Reel 630 of Deeds at image 1338-1339, 363.00 feet; thence N89°40'36"E along the South line of said Deed, 900.00 feet; thence N00°42'24"W along the East line of said Deed, 363.00 feet to a point on the aforesaid South line of East Elm Road; thence N89°40'36"E along said South line, 684.93 feet to the point of beginning.  Containing 176.2727 acres (7,678,439 Sq. Ft.) more or less of land.  Subject to covenants, conditions, restrictions and easements of record.

Area “L”

Being all that part of Lots 1, 2, 3 and 4, Block 16, Oak View Subdivision No. 3, located in the Northwest 1/4 of Section 36, and that part of the Northeast Fractional 1/4 of Section 36, all in Town 5 North, Range 22 East, City of Oak Creek, Milwaukee County, Wisconsin, bounded and described as follows:

Commencing at the Southeast corner of the aforesaid Northwest 1/4 of Section 36; thence N00°40'16"W along the East line of said Northwest 1/4 of Section 36, 33.00 feet to a point on the North line of East Elm Road, said point also being the point of beginning; thence continuing N00°40'16"W along said East line of the Northwest 1/4 of Section 36 and said North line of East Elm Road, 42.00 feet; thence continuing along said North line, S89°40'36"W, 474.12 feet to the West line of the aforesaid Lot 4; thence N00°20'19"W along said West line, 200.00 feet to an iron pipe found and the North line of the said Lot 4; thence N89°40'36"E along the North line of the aforesaid Lots 1, 2, 3 and 4, 472.96 feet to the aforesaid East line of the Northwest 1/4 of

Section 36; thence N00°40'16"W along said East line, 71.94 feet to a point on the Westerly line of the Chicago and North Western Transportation Company right-of-way; thence S21°17'33"E along said Westerly line, 336.34 feet to a point on the aforesaid North line of East Elm Road; thence S89°44'16"W along said North line, 118.46 feet to the point of beginning.  Containing 2.6011 acres (113,303 Sq. Ft.) more or less of land.  Subject to covenants, conditions, restrictions and easements of record.

Area “M”

Being part of the Southeast 1/4 of the Southeast 1/4 of Section 35 and part of the Southwest 1/4 of the Southwest 1/4 of Section 36, all in Town 5 North, Range 22 East, City of Oak Creek, Milwaukee County, Wisconsin, bounded and described as follows:

Commencing at the Southeast corner of the aforesaid Southeast 1/4 of Section 35; thence S89°23'03"W along the South line of said Southeast 1/4 of Section 35, 1311.215 feet; thence N01°00'36"W along the West line of the East 1/2 of said Southeast 1/4 of Section 35, 24.75 feet to a point on the North line of County Line Road (North line being 24.75 feet North of, as measured at right angles to, the South line of said Southeast 1/4 of Section 35 and the South line of said Southwest 1/4 of Section 36), said point also being the point of beginning; thence continuing N01°00'36"W along said West line, 1301.17 feet; thence N89°23'43"E along the North line of the South 1/2 of said Southeast 1/4 of Section 35, 1302.21 feet to a point on the Westerly line of South Chicago Road (S.T.H. “32”), said Westerly line is 33.0 feet Westerly of (as measured at right angles to) the reference line described in Document No. 6669080; thence Southeasterly along said the Westerly line and the arc of a curve to the left, 1415.39 feet, radius of 1796.06 feet with a chord bearing S19°43'56"E, 1379.05 feet; thence S89°39'50"W along the aforesaid North line of County Line Road, 433.44 feet; thence continuing along said North line, S89°23'03"W, 1311.52 feet to the point of beginning.  Containing 42.5762 acres (1,854,618 Sq. Ft.) more or less of land.  Subject to covenants, conditions, restrictions and easements of record.

Area “A-B”

Being part of the Northeast Fractional 1/4 and the Southeast 1/4 of Section 36, Town 5 North, Range 22 East and part of the Northwest Fractional 1/4 and the Southwest Fractional 1/4 of Section 31, Town 5 North, Range 23 East, City of Oak Creek, Milwaukee County, Wisconsin, bounded and described as follows:

A 66 foot wide strip of land, formerly known as East Elm Road, being the South 33 feet of said Northeast Fractional 1/4 of Section 36, the South 33 feet of said Northwest Fractional 1/4 of Section 31, the North 33 feet of said Southeast 1/4 of Section 36, the North 33 feet of said Southwest Fractional 1/4 of Section 31; lying East of the East line of the Chicago and North Western Transportation Company right-of-way.  Containing 4.69 acres more or less of land.  Subject to covenants, conditions, restrictions and easements of record.

Area “D-1”

Being part of the Northeast 1/4 and the Northwest 1/4 of the Southwest 1/4 of Section 6, Town 4

North, Range 23 East, Village of Caledonia, Racine County, Wisconsin, bounded and described as follows:

Being the East 2007.70 feet of said Southwest 1/4 of Section 6, bounded on the North by the South line of the North 12.82 chains (846.12 feet) of said Southwest 1/4 of Section 6, bounded on the South by the North line of Parcel 3, Certified Survey Map No. 1189, recorded in Volume 3 of Certified Survey Maps on Pages 476-479 at the Registers Office of Racine County as Document No. 1214113.  Containing 4.81 acres more or less of land.  Subject to covenants, conditions, restrictions and easements of record.

Area “D-2”

Being part of the Northeast 1/4, Northwest 1/4, Southwest 1/4 and the Southeast 1/4 of the Southwest 1/4 of Section 6, Town 4 North, Range 23 East, Village of Caledonia, Racine County, Wisconsin, bounded and described as follows:

Being all of Parcel 3, Certified Survey Map No. 1189, recorded in Volume 3 of Certified Survey Maps on Pages 476-479 at the Registers Office of Racine County as Document No. 1214113.  Containing 33.14 acres more or less of land.  Subject to covenants, conditions, restrictions and easements of record.

Area “D-3”

Being part of the Southwest 1/4 and the Southeast 1/4 of the Southwest 1/4 of Section 6, Town 4 North, Range 23 East, Village of Caledonia, Racine County, Wisconsin, bounded and described as follows:

Being the South 14.64 chains (966.24 feet) of said Southwest 1/4 of Section 6, lying East of the East line of the Chicago and North Western Transportation Company right-of-way.  Excepting therefrom the West 166 feet, being a 166 foot wide strip of land lying East of, parallel and adjacent to said East line of the Chicago and North Western Transportation Company right-of-way, further excepting the South 33 feet for road purposes.  Containing 44.98 acres more or less of land.  Subject to covenants, conditions, restrictions and easements of record.

Area “K-L”

Being part of the Southeast 1/4 of the Northwest 1/4, the Southwest 1/4 of the Northeast 1/4, the Northwest 1/4 of the Southeast 1/4, the Northeast 1/4 of the Southwest 1/4 of Section 36, Town 5 North, Range 22 East, City of Oak Creek, Milwaukee County, Wisconsin, formerly known as East Elm Road, bounded and described as follows:

Commencing at the Southwest corner of said Northwest 1/4 of Section 36; thence N89°40'36"E along the South line of said Northwest 1/4 of Section 36, 2161.85 feet to a point S89°40'36"W, 474.58 feet from the Southeast corner of said Northwest 1/4 of Section 36, said point also being the point of beginning; thence N00°19'24"W, 75.00 feet to the Southwest corner of Lot 4, Block 16, Oak View Subdivision No. 3; thence N89°40'36"E along the South line of said Block 16,

474.12 feet; thence S00°40'16"E along the East line of said Northwest 1/4 of Section 36, 42.00 feet; thence N89°44'16"E along the South line of Tax Key No. 963-9995, 118.46 feet; thence S21°17'33"E along the West line of the Chicago and North Western Transportation Company right-of-way, 70.71 feet; thence S89°44'16"W along the North line of Tax Key No. 996-9998, 143.35 feet; thence N00°42'13"W along the East line of said Southeast 1/4 of Section 36, 8.25 feet; thence S89°40'36"W along the North line of Tax Key No. 967-9999-001, 474.74 feet; thence N00°19'24"W, 24.75 feet to the point of beginning.  Containing l.2848 acres (55,964 Sq. Ft.) more or less of land.  Subject to covenants, conditions, restrictions and easements of record.

Corridor South of 7 Mile Road (not shown on diagram)

All that part of the Northwest One-quarter of Section Numbered Seven (7), Township Numbered Four (4) North, Range Numbered Twenty-three (23) East, described as follows: Commencing at the point where the North line of said Section Seven (7) intersects the East line of the railway right of way, One Hundred (100) feet in width of the Chicago and Northwestern Railway Company; running thence Southeasterly on said East line of said One Hundred (100) foot right of way to the South line of the Northwest One-quarter of said Section Seven (7); thence East on said South line to a point, which point is One Hundred (100) feet distant Northeasterly from the East line of said railway right-of-way, One Hundred (100) feet in width, measured at right angles thereto; thence Northwesterly on a line parallel to and One Hundred (100) feet distant from the East line of said railway right-of-way, One Hundred (100) feet in width to the North line of said Section Seven (7); thence West on said North line to the place of beginning.  Said land being in the Village of Caledonia, County of Racine, State of Wisconsin.

*  The Collateral subject to this Indenture does not include any interest in the Elm Road Site, except for the collateral assignment of Issuer's rights under the Facility Lease Agreements between Issuer and Madison Gas and Electric Company to the Trustee, its successors in trust and assigns.  For the sake of clarity and the avoidance of doubt, this Indenture is not intended to, and does not, grant any lien on or with respect to the land described in this Exhibit A or the Site Improvements, Existing Units or Existing Common Facilities or WEPCO’s title thereto or interest therein, as the case may be.  The terms “Site Improvements,” “Existing Units,” “Existing Common Facilities” and “WEPCO” have the respective meanings assigned to those terms in that (i) certain Elm Road Generating Station Unit 1 Easement and Indemnification Agreement dated as of December 17, 2004 between Wisconsin Electric Power Company, as Grantor, and MGE Power Elm Road, LLC and Wisconsin Public Power Inc., as Grantees, recorded in the Register of Deeds for Milwaukee County, Wisconsin on November 4, 2005, as Document No. 09124851 and in the Register of Deeds for Racine County, Wisconsin on November 4, 2005, as Document No. 2057809, and (ii) certain Elm Road Generating Station Unit 1 Easement and Indemnification Agreement dated as of December 17, 2004 between Wisconsin Electric Power Company, as Grantor, and MGE Power Elm Road, LLC and Wisconsin Public Power Inc., as Grantees, recorded in the Register of Deeds for Milwaukee County, Wisconsin on November 4, 2005, as Document No. 09124855 and in the Register of Deeds for Racine County, Wisconsin on November 4, 2005, as Document No. 2057808.